                              COLUMBIA ENERGY GROUP
                             FORM U5S ANNUAL REPORT
                      FOR THE YEAR ENDED DECEMBER 31, 1999




                                    EXHIBITS

                              COLUMBIA ENERGY GROUP
                             FORM U5S ANNUAL REPORT
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                    EXHIBITS

Exhibit 1-A: Corrected Certificate of Amendment of Restated Certificate of Incorporation of Columbia Energy Group dated June 1, 1999.

Exhibit 2-A: Certificate of Amendment of Restated Certificate of Incorporation of Columbia Energy Group dated June 2, 1999.

Exhibit 3-A: Certificate of Amendment of Certificate of Incorporation of Columbia Power Marketing Corporation dated January 16, 1998.

Exhibit 4-A: Certificate of Incorporation of Columbia Energy Retail Corporation dated October 28, 1998.

Exhibit 5-A: Amendment of Articles of Incorporation of Columbia Assurance Agency, Inc. dated May 3, 1999.

Exhibit 6-A: Unanimous Written Consent in Lieu of an Organizational Meeting of the Board of Directors of Columbia LNG Corporation dated July 10, 1998.

Exhibit 7-A: Certificate of Incorporation of Columbia Finance Corporation dated November 5, 1998.

Exhibit 8-A: Certificate of Incorporation of Columbia Accounts Receivable Corporation dated November 5, 1998.

Exhibit 9-A: Certificate of Incorporation of Columbia Petroleum Corporation dated March 12, 1999.

Exhibit 10-A: Certificate of Incorporation of CP Holdings, Inc. dated March 23, 1999.

Exhibit 11-A: Certificate of Limited Partnership of Columbia Propane, L.P. dated March 25, 1999.

Exhibit 12-A: Certificate of Merger of National Propane Partner, L.P. into Columbia Propane, L.P. dated July 19, 1999.

Exhibit 13-A: Certificate of Cancellation of Certificate of Limited Partnership of Columbia Propane, L.P. dated August 16, 1999.

Exhibit 14-A: Certificate of Amendment of Certificate of Limited Partnership of National Propane, L.P. dated August 17, 1999.

Exhibit 15-A: Certificate of Incorporation of Columbia Electric Pedrick Limited II Corporation dated November 29, 1999.

Exhibit 16-A: Certificate of Incorporation of Columbia Electric Pedrick General II Corporation dated November 30, 1999.

Exhibit 17-A: Certificate of Incorporation of Columbia Electric Liberty Member Corporation dated December 23, 1999.

Exhibit 18-A: Certificate of Incorporation of Columbia Electric Gregory General Corporation dated May 21, 1998.

Exhibit 19-A: Certificate of Incorporation of Columbia Electric Gregory Remington Corporation dated May 21, 1998.

Exhibit 20-A: Certificate of Incorporation of Columbia Electric Kelson Corporation dated November 10, 1999.

Exhibit 21-A: Certificate of Incorporation of Columbia Electric Haverstraw Corporation dated September 14, 1999.

Exhibit 22-A: Certificate of Incorporation of Columbia Electric Liberty Member II Corporation dated September 14, 1999.

Exhibit 23-A: Certificate of Incorporation of Columbia Electric Liberty II Corporation dated September 14, 1999.

Exhibit 24-A: Certificate of Formation of Columbia Capacity, LLC dated August 11, 1999.

Exhibit 1-B:      By-Laws of Columbia Energy Retail Corporation dated December
                  1, 1998.

Exhibit 2-B:      By-Laws of Columbia Finance Corporation dated November 5,
                  1998.

Exhibit 3-B: By-Laws of Columbia Accounts Receivable Corporation dated November 5, 1998.

Exhibit 4-B:      By-Laws of Columbia Petroleum Corporation dated March 12,
                  1999.

Exhibit 5-B:      By-Laws of CP Holdings, Inc. dated March 23, 1999.

Exhibit 6-B: Agreement of Limited Partnership of Columbia Propane, L.P. dated March 30, 1999.

Exhibit 7-B: Amended and Restated Agreement of Limited Partnership of National Propane dated June 21, 1999.

Exhibit 8-B: By-Laws of Columbia Electric Pedrick Limited II Corporation dated November 29, 1999.

Exhibit 9-B: By-Laws of Columbia Electric Pedrick General II Corporation dated November 30, 1999.

Exhibit 10-B: By-Laws of Columbia Electric Liberty Member Corporation dated December 23, 1999.

Exhibit 11-B: By-Laws of Columbia Electric Gregory General Corporation dated May 21, 1998.

Exhibit 12-B: By-Laws of Columbia Electric Gregory Remington Corporation dated May 21, 1998.

Exhibit 13-B: By-Laws of Columbia Electric Kelson Corporation dated November 10, 1999.

Exhibit 14-B: By-Laws of Columbia Electric Haverstraw Corporation dated September 14, 1999.

Exhibit 15-B: By-Laws of Columbia Electric Liberty Member II Corporation dated September 14, 1999.

Exhibit 16-B: By-Laws of Columbia Electric Liberty II Corporation dated September 14, 1999.

Exhibit 17-B: Limited Liability Company Agreement of Columbia Capacity, LLC dated August 11, 1999.

Exhibit D:        Tax Allocation dated 1999.

Exhibit 27:       Financial Data Tables.

                                                                     Exhibit 1-A
                                                                     Page 1 of 1


                       CORRECTED CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF COLUMBIA ENERGY GROUP

         The Corporation hereby files this Corrected Certificate of Amendment pursuant to Section 103 of the General Corporation Law of the State of Delaware correcting the statement regarding the deletion and substitution of text to be made in the first paragraph of Article IV of the Restated Certificate of Incorporation, which statement is contained in the second paragraph, FIRST section of the Certificate of Amendment of Restated Certificate of Incorporation filed on May 28, 1999 as follows:

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF COLUMBIA ENERGY GROUP

         Columbia Energy Group (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

         RESOLVED, that the Board of Directors of the Corporation hereby finds it advisable that the Restated Certificate of Incorporation of the Corporation be amended to delete in its entirety the first paragraph of Article IV and to insert in lieu thereof the following paragraph:

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two hundred forty million (240,000,000), of which Forty million (40,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Preferred Stock and Two hundred million (200,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Common Stock.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Carolyn McKinney Afshar, its Secretary, this 1st day of June, 1999.



                                               --------------------------------
                                               By:  Secretary

                                                                     Exhibit 2-A
                                                                     Page 1 of 1


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF COLUMBIA ENERGY GROUP

         Columbia Energy Group (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

         RESOLVED, that the Restated Certificate of Incorporation of Columbia Energy Group be amended by deleting in its entirety the first paragraph of
Article IV thereof so that, as amended, said Article shall be and read as follows:

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two hundred forty million (240,000,000), of which Forty million (40,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Preferred Stock and Two hundred million (200,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Common Stock.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Carolyn McKinney Afshar, its Secretary, this __________ day of _________________________, 1999.

                                             _________________________________
                                             By:  Secretary

                                                                     Exhibit 3-A
                                                                     Page 1 of 2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      COLUMBIA POWER MARKETING CORPORATION




         COLUMBIA POWER MARKETING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated January 16, 1998, adopted resolutions proposing and declaring advisable an amendment to part FIRST of the Certificate of Incorporation of said Corporation as follows:

                  RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable that the Certificate of Incorporation of this Corporation be amended to change the name of the Corporation to Columbia Energy Power Marketing Corporation, the amendment to be effective by deleting part FIRST of said Certificate of Incorporation and inserting in lieu thereof the following:

                  FIRST. The name of the Corporation is Columbia Energy Power Marketing Corporation.

                  RESOLVED, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law; and

                  RESOLVED, that at any time prior to the filing of the foregoing amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding authorization of such amendment by the stockholders of the Corporation, the Board of Directors of the Corporation may abandon such amendment without further action by the stockholders of the Corporation; and

                  RESOLVED, that after approval of such amendment by the stockholders

                                                                     Exhibit 3-A
                                                                     Page 2 of 2


         of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Certificate of Incorporation; and

                  RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

         SECOND: That in lieu of a meeting and vote of the stockholders, Columbia Energy Services Corporation, being the holder of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, approved said amendment by written Consent dated as of January 16, 1998 in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Columbia Power Marketing Corporation has caused this Certificate to be signed by Mr. Philip M. Glaessner, its President, and attested by Mr. Tejinder S. Bindra, its Assistant Secretary, this 16th day of January, 1998.




                                                 By:
                                                     --------------------------
                                                            President


ATTEST:
      -----------------------------
          Assistant Secretary

                                                                     Exhibit 4-A
                                                                     Page 1 of 3


                          CERTIFICATE OF INCORPORATION
                                       OF
                       COLUMBIA ENERGY RETAIL CORPORATION

                                      * * *

         FIRST. The name of the Corporation is COLUMBIA ENERGY RETAIL
CORPORATION.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The Corporation is authorized to issue only one class of stock, to wit: Common Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Thousand (20,000) all of which are to have a par value of Ten Dollars ($10.00) per share.

         FIFTH. The name and mailing address of the incorporator is Sarah Bloom Raskin, 13880 Dulles Corner Lane, Herndon, Virginia 20171. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

         Paul J. Feldman            13880 Dulles Corner Lane, Herndon, VA 20171
         Don R. McClure             13880 Dulles Corner Lane, Herndon, VA 20171
         Sarah Bloom Raskin         13880 Dulles Corner Lane, Herndon, VA 20171

         SIXTH.  The Corporation is to have perpetual existence.

                                                                     Exhibit 4-A
                                                                     Page 2 of 3


         SEVENTH. For the management of the business and for the conduct of the affairs of the Corporation, it is further provided:

                  1. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. The directors need not be stockholders of the Corporation.

                  2. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

                  a. To make, alter or repeal Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws whether adopted by the stockholders or otherwise.

                  b. To exercise the powers and authorities as are provided in the Bylaws then in effect, subject to applicable limitations as provided in such Bylaws.

         EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot except to the extent provided in the Bylaws of the Corporation.

         NINTH. The Corporation reserves the right to restate this Certificate of Incorporation and to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

         TENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General

                                                                     Exhibit 4-A
                                                                     Page 3 of 3

Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

         The undersigned incorporator hereby acknowledges that the foregoing
Certificate of Incorporation is her act and deed this         day of October,
1998.


                                                ----------------------------
                                                Sarah Bloom Raskin

                                                                     Exhibit 5-A
                                                                     Page 1 of 2

                     AMENDMENT OF ARTICLES OF INCORPORATION

         Columbia Service Partners, Inc., as the sole shareholder of or subscriber to the shares of Columbia Assurance Agency, Inc., HEREBY ADOPTS, APPROVES AND AUTHORIZES the amendment of Article 4 and Article 8 of the Articles of Incorporation of Columbia Assurance Agency, Inc. in accordance with the following resolutions adopted by the Board of Directors of the Corporation by unanimous written consent dated May 3, 1999:

                  RESOLVED, that the Board of Directors of this Corporation, pursuant to Section 1701.70(B)(3) of the Ohio Revised Code, hereby declares it advisable that the Articles of Incorporation of this Corporation be amended to eliminate the nonvoting class of shares, the amendment to be effective by deleting Article 4 and Article 8 of said Articles of Incorporation in their entirety and inserting in lieu thereof the following:

                  ARTICLE 4. CAPITAL STOCK

                           The number of shares of capital stock which the
                  Corporation is authorized to have outstanding is 850 common shares, without par value.

                  ARTICLE 8.  AUTHORITY TO REPURCHASE CAPITAL STOCK

                           The Corporation, by its board of directors, is
                  authorized to repurchase, redeem or otherwise acquire, from time to time at any time, shares of any class of capital stock issued by it.

                  RESOLVED, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its shareholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the shareholders unless earlier approved by written consent in accordance with Section 1701.54 of the Ohio Revised Code; and

                  RESOLVED, that at any time prior to the filing of the foregoing amendment to the Corporation's Articles of Incorporation with the Secretary of State of the State of Ohio, notwithstanding authorization of such amendment by the shareholders of the Corporation, the Board of Directors of the Corporation may abandon such amendment without further action by the shareholders of the Corporation; and

                                                                     Exhibit 5-A
                                                                     Page 2 of 2


                  RESOLVED, that after approval of such amendment by the shareholders of the Corporation, the officers of the Corporation hereby are authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Ohio a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Articles of Incorporation;

                  RESOLVED, that upon the filing of such amendment with the Secretary of State of the State of Ohio, each share of Class A voting shares and each share of Class B nonvoting shares shall automatically be converted into one share of common stock without par value; and

                  RESOLVED, that the officers of the Corporation hereby are authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

                                                                     Exhibit 6-A
                                                                     Page 1 of 2

                           UNANIMOUS WRITTEN CONSENT
                      IN LIEU OF AN ORGANIZATIONAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                            COLUMBIA LNG CORPORATION

         The undersigned, being all the members of the Board of Directors of Columbia LNG Corporation, a Delaware corporation (the "Corporation"), hereby waive notice of and holding of an organizational meeting and consent to and adopt the following resolutions in lieu of action at an organizational meeting of the Board of Directors:

                              ELECTION OF OFFICERS

                  RESOLVED, that the following individuals be, and they hereby are, elected to the offices set forth opposite their respective names to serve until the next organizational meeting or until their respective successors are duly appointed and qualified:

                      President and Chief Executive Officer     L. M. Bridges
                      Vice President                            F. Kolb
                      Vice President                            J. W. Trost*
                      Controller                                S. T. MacQueen
                      Secretary                                 S. B. Heaton

                  * Whose duties shall consist of and be limited to the following: to sign, execute and deliver on behalf of the Corporation, applications, pleadings, corporate undertakings, reports and other documents necessary or appropriate to proceedings before state and federal regulatory authorities.

                               AMENDMENT OF BYLAWS

         WHEREAS, the Board desires to amend Article III, Section 1 of the Corporation's Bylaws, adopted on December 21, 1994, to make the minimum number of directors stated in the Bylaws consistent with the minimum number of directors stated in the Corporation's Certificate of Incorporation;

         NOW THEREFORE, BE IT:

                  RESOLVED, that Article III, Section 1 of the Corporation's Bylaws, adopted on December 21, 1994, be amended in its entirety to read as follows:

                  Section 1. The number of directors which shall constitute the whole Board shall be not less than three nor more than ten. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in

                                                                     Exhibit 6-A
                                                                     Page 2 of 2


         Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         IN WITNESS WHEREOF, the foregoing constitutes the action of the Board of Directors, all as of the 10th day of July, 1998.


                                              -------------------------------
                                              L. Michael Bridges



                                              -------------------------------
                                              Raymond R. Kaskel



                                              -------------------------------
                                              Michael W. O'Donnell



                                              -------------------------------
                                              Oliver G. Richard III



                                              -------------------------------
                                              Peter M. Schwolsky

                                                                     Exhibit 7-A
                                                                     Page 1 of 4


                          CERTIFICATE OF INCORPORATION

                                       OF

                          COLUMBIA FINANCE CORPORATION

                                      *****

         FIRST.  The name of the corporation is Columbia Finance Corporation.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is: One Hundred (100) and the par value of each of such shares is No Dollars and One Cents ($0.01) amounting in the aggregate to One Dollars and Zero Cents ($1).

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

         NONE

         At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

        FIFTH. The name and mailing address of each incorporator is as follows:

         NAME                                            MAILING ADDRESS
         ----                                            ---------------
Judith Argao                        1025 Vermont Ave., NW, Washington, DC 20005

April Anderson                      1025 Vermont Ave., NW, Washington, DC 20005

Jennifer Cottrell                   1025 Vermont Ave., NW, Washington, DC 20005

                                                                     Exhibit 7-A
                                                                     Page 2 of 4


         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               NAME                             MAILING ADDRESS
               ----                             ---------------
Michael W. O'Donnell                13880 Dulles Corner Lane, Herndon, VA 20171

Jim W. Trost                        13880 Dulles Corner Lane, Herndon, VA 20171

         SIXTH.  The corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including

                                                                     Exhibit 7-A
                                                                     Page 3 of 4

shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                                                     Exhibit 7-A
                                                                     Page 4 of 4

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Fifth day of November, 1998.

                                              --------------------------------
                                              JUDITH ARGAO

                                              --------------------------------
                                              APRIL ANDERSON

                                              --------------------------------
                                              JENNIFER COTTRELL

                                                                     Exhibit 8-A
                                                                     Page 1 of 4

                          CERTIFICATE OF INCORPORATION
                                       OF
                    Columbia Accounts Receivable Corporation

                                      *****

         FIRST. The name of the corporation is Columbia Accounts Receivable Corporation.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is: One Hundred (100) and the par value of each of such shares is No Dollars and One Cents ($0.01) amounting in the aggregate to One Dollars and Zero Cents ($1).

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

         NONE

         At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         FIFTH. The name and mailing address of each incorporator is as follows:

   NAME                                            MAILING ADDRESS
   ----                                            ---------------
JUDITH ARGAO                        1025 VERMONT AVE., NW, WASHINGTON, DC 20005

APRIL ANDERSON                      1025 VERMONT AVE., NW, WASHINGTON, DC 20005

JENNIFER COTTRELL                   1025 VERMONT AVE., NW, WASHINGTON, DC 20005

                                                                     Exhibit 8-A
                                                                     Page 2 of 4

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

   NAME                                            MAILING ADDRESS
   ----                                            ---------------
MICHAEL W. O'DONNELL                13880 DULLES CORNER LANE, HERNDON, VA 20171
PHILIP R. ALDRIDGE                  13880 DULLES CORNER LANE, HERNDON, VA 20171

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including

                                                                     Exhibit 8-A
                                                                     Page 3 of 4

shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                                                     Exhibit 8-A
                                                                     Page 4 of 4


         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Fifth day of November, 1998.

                                             --------------------------------
                                             JUDITH ARGAO

                                             --------------------------------
                                             APRIL ANDERSON

                                             --------------------------------
                                             JENNIFER COTTRELL

                                                                     Exhibit 9-A
                                                                     Page 1 of 4

                          CERTIFICATE OF INCORPORATION

                                       OF

                         COLUMBIA PETROLEUM CORPORATION

         1. The name of the corporation is Columbia Petroleum Corporation.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is: Three Thousand (3,000) and the par value of each of such shares is: One Dollars ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000.00).

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

Common

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         5. The name and mailing address of each incorporator is as follows:

                                                                     Exhibit 9-A
                                                                     Page 2 of 4


     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

A. Mason Brent                    9200 Arboretum Parkway, Suite 140
                                  Richmond, VA 23236

Sharon B. Heaton                  13880 Dulles Corner Lane
                                  Herndon, VA 20171-4600

Thomas E. Perkins, Jr.            9200 Arboretum Parkway, Suite 140
                                  Richmond, VA 23236

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it were created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                                                     Exhibit 9-A
                                                                     Page 2 of 4

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

                                                                     Exhibit 9-A
                                                                     Page 4 of 4


misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this ______________ day of ____________, 1999.



                                        ______________________________________


                                        ______________________________________


                                        ______________________________________

                                                                   Exhibit 10-A
                                                                     Page 1 of 4

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CP HOLDINGS, INC.

         1. The name of the corporation is CP Holdings, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is: Three Thousand (3,000) and the par value of each of such shares is: One Dollars ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000.00).

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

Common

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         5. The name and mailing address of each incorporator is as follows:


John J. Leary                  13880 Dulles Corner Lane, Herndon, Va 20171-4600

                                                                    Exhibit 10-A
                                                                     Page 2 of 4

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

A. Mason Brent                   9200 Arboretum Parkway, Suite 140
                                 Richmond, VA 23236

Sharon B. Heaton                 13880 Dulles Corner Lane
                                 Herndon, VA 20171-4600

Thomas E. Perkins, Jr.           9200 Arboretum Parkway, Suite 140
                                 Richmond, VA 23236

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it were created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize

                                                                   Exhibit 10-A
                                                                     Page 3 of 4


the issuance of stock.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except

                                                                   Exhibit 10-A
                                                                    Page 4 of 4

for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this ______________ day of ____________, 1999.



                                             __________________________________
                                              JOHN J. LEARY


                                             __________________________________



                                             __________________________________



                                             __________________________________

                                                                   Exhibit 11-A
                                                                     Page 1 of 1


                                 CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       OF
                             COLUMBIA PROPANE, L.P.


         THIS Certificate of Limited Partnership of Columbia Propane, L.P. (the "Partnership") is being duly executed and filed by CP Holdings, Inc., as general partner, for the purpose of forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6, Section 17-101, et seq.).

         1. Name. The name of the limited partnership formed hereby is Columbia Propane, L.P.

         2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

         3. Registered Agent. The name and address of the Partnership's registered agent for service of process in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

         4. General Partner. The name and business address of the sole general partner of the Partnership is CP Holdings, Inc., c/o Columbia Energy Group, 13880 Dulles Corner Lane, Herndon, Virginia 20171, Attention: General Counsel.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the _____ day of _________, 1999.



                                              CP Holdings, Inc.




                                              By:
                                                  _____________________________
                                                  Name:     A. Mason Brent
                                                  Title:    President and Chief
                                                        Executive Officer

                                                                   Exhibit 12-A
                                                                     Page 1 of 1


                              CERTIFICATE OF MERGER
                                       OF
                         NATIONAL PROPANE PARTNERS, L.P.
                                      INTO
                             COLUMBIA PROPANE, L.P.

         The undersigned limited partnership, organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of limited partnership of each of the constituent limited partnerships of the merger is as follows:

              NAME                                 STATE OF LIMITED PARTNERSHIP
     National Propane Partners, L.P.                     Delaware

         Columbia Propane, L.P.                          Delaware

         SECOND: That a purchase agreement between the parties with respect to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited partnerships in accordance with the requirements of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act of the State of Delaware.

         THIRD: That the name of the surviving limited partnership of the merger is Columbia Propane, L.P.

         FOURTH: That the certificate of limited partnership of Columbia Propane, L.P., a Delaware limited partnership, the surviving limited partnership, shall be the certificate of limited partnership of the surviving limited partnership.

         FIFTH: That the executed purchase agreement with respect to the merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is Columbia Propane, L.P., c/o Columbia Energy Group, 13880 Dulles Corner Lane, Herndon, Virginia 20171, Attention: General Counsel.

         SIXTH: That a copy of the purchase agreement with respect to the merger will be furnished by the surviving limited partnership, on request and without cost to any unitholder of any constituent limited partnership.

         IN WITNESS WHEREOF, Columbia Propane, L.P. has caused the Certificate to be signed by CP Holdings, Inc., its general partner, this 19th day of July, 1999.

                                               COLUMBIA PROPANE, L.P.
                                                  By:   CP Holdings, Inc.
                                                        Its General Partner

                                               Name:    ________________________

                                               Title:   ________________________

                                                                   Exhibit 13-A
                                                                     Page 1 of 1


                           CERTIFICATE OF CANCELLATION
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             COLUMBIA PROPANE, L.P.

         This Certificate of Cancellation, dated August 16, 1999, is being filed by the undersigned in the Office of the Secretary of State of the State of Delaware for the purpose of canceling the Certificate of Limited Partnership of Columbia Propane, L.P. (the "Partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), pursuant to Section 17-203 of the Act.

         1. The name of the limited partnership is Columbia Propane, L.P.

         2. The date of the filing of the Certificate of Limited Partnership of the Partnership is March 30, 1999.

         3. This Certificate of Cancellation is being filed for the reason that the Partnership has been dissolved and the winding up of the Partnership has been completed.

         IN WITNESS WHEREOF, the undersigned, all of the partners of the Partnership, have executed this Certificate of Cancellation of Certificate of Limited Partnership as of the date first above written.


                                       CP Holdings, Inc.,
                                       General Partner of Columbia Propane, L.P.



                                          By:    _______________________
                                                 Name:  _________________
                                                 Title: _________________


                                       Columbia Propane Corporation,
                                       Limited Partner of Columbia Propane, L.P.



                                          By:    _______________________
                                                 Name:  _________________
                                                 Title: _________________

                                                                   Exhibit 14-A
                                                                     Page 1 of 1


                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             NATIONAL PROPANE, L.P.

         This Certificate of Amendment of Certificate of Limited Partnership of National Propane, L.P. (the "Partnership"), dated as of August 18, 1999, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. Section 17-202 and Section 17-204 to amend the original Certificate of Limited Partnership of the Partnership, which was filed on March 15, 1996 with the Secretary of State of the State of Delaware, as heretofore amended and restated on June 21, 1996 (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C.
Section 17-101, et seq.).

         1. Name. The name of the limited partnership is National Propane, L.P.

         2. Amendment. Section 1 of the Certificate is hereby amended to read in its entirety, "The name of the limited partnership is Columbia Propane, L.P."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the date first-above written.


                                        CP Holdings, Inc.,
                                        Managing General Partner



                                        By: ________________________________
                                            Name:   ___________________________
                                            Title:  ___________________________

                                                                   Exhibit 15-A
                                                                     Page 1 of 3

                         CERTIFICATE OF INCORPORATION OF
                COLUMBIA ELECTRIC PEDRICK LIMITED II CORPORATION

                                    ARTICLE I

         The name of this corporation is Columbia Electric Pedrick Limited II Corporation (the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, P.O. Box 2306, Wilmington, County of New Castle, Delaware 19899, and the name of the Corporation's registered agent at such address is Delaware Corporate Services Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "General Corporation Law").

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000). All such shares are to be common stock, par value of one dollar ($1.00) per share, and are to be of one class.

                                    ARTICLE V

         The name and mailing address of the incorporator are:

                    Delaware Corporate Services Inc.
                    222 Delaware Avenue
                    P.O. Box 2306
                    Wilmington, Delaware 19899.

                                   ARTICLE VI

         The incorporator, until the directors are elected, shall manage the affairs of the Corporation and may do whatever is necessary and proper to perfect the organization of the Corporation, including the adoption of the original bylaws of the Corporation and the election of directors.

                                                                   Exhibit 1-A
                                                                     Page 2 of 3

                                   ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE IX

         Unless and except to the extent that the bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

                                    ARTICLE X

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the General Corporation Law, or any other laws of the State of Delaware, at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

         THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is the incorporator's act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 29th day of November, 1999.

                                     DELAWARE CORPORATE SERVICES INC.,
                                     as incorporator


                                     By:______________________________
                                        Name:
                                        Title:

                                                                   Exhibit 15-A
                                                                     Page 3 of 3



                         ORGANIZATION ACTION IN WRITING
                      OF INCORPORATOR OF COLUMBIA ELECTRIC
                         PEDRICK LIMITED II CORPORATION

         The undersigned, being the sole incorporator of Columbia Electric Pedrick Limited II Corporation, a Delaware corporation (the "Corporation"), in lieu of an organization meeting hereby takes the following action in accordance with Section 108(c) of the General Corporation Law of the State of Delaware:

         1. Each of the following persons is hereby elected to serve as a member of the Board of Directors of the Corporation until his successor is elected and qualified or until his earlier death, resignation, or removal:

                                    Michael J. Gluckman
                                    Robert M. Zulandi
                                    Fredric R. Gumbinner

         2. The bylaws set forth in Exhibit A hereto are hereby adopted as the original bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, has executed this Organization Action in Writing effective on the date set forth hereinbelow.

                                       DELAWARE CORPORATE SERVICES INC.,
                                       as incorporator


Date:  November 29, 1999               By:______________________________
                                       Name:    Jeanette LaVecchia
                                       Title:   Vice President

                                                                    Exhibit 16-A
                                                                     Page 1 of 3

                         CERTIFICATE OF INCORPORATION OF
                COLUMBIA ELECTRIC PEDRICK GENERAL II CORPORATION

                                    ARTICLE I

         The name of this corporation is Columbia Electric Pedrick General II Corporation (the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, P.O. Box 2306, Wilmington, County of New Castle, Delaware 19899, and the name of the Corporation's registered agent at such address is Delaware Corporate Services Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "General Corporation Law").

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000). All such shares are to be common stock, par value of one dollar ($1.00) per share, and are to be of one class.

                                    ARTICLE V

         The name and mailing address of the incorporator are:

                                    Delaware Corporate Services Inc.
                                    222 Delaware Avenue
                                    P.O. Box 2306
                                    Wilmington, Delaware 19899.

                                   ARTICLE VI

         The incorporator, until the directors are elected, shall manage the affairs of the Corporation and may do whatever is necessary and proper to perfect the organization of the Corporation, including the adoption of the original bylaws of the Corporation and the election of directors.

                                                                    Exhibit 16-A
                                                                     Page 2 of 3

                                   ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE IX

         Unless and except to the extent that the bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

                                    ARTICLE X

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the General Corporation Law, or any other laws of the State of Delaware, at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

         THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is the incorporator's act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 30th day of November, 1999.

                                      DELAWARE CORPORATE SERVICES INC.,
                                      as incorporator


                                      By:______________________________
                                          Name:    Jeanette LaVecchia
                                          Title:   Vice President

                                                                    Exhibit 16-A
                                                                     Page 3 of 3


                         ORGANIZATION ACTION IN WRITING
                      OF INCORPORATOR OF COLUMBIA ELECTRIC
                         PEDRICK GENERAL II CORPORATION

         The undersigned, being the sole incorporator of Columbia Electric Pedrick General II Corporation, a Delaware corporation (the "Corporation"), in lieu of an organization meeting hereby takes the following action in accordance with Section 108(c) of the General Corporation Law of the State of Delaware:

         1. Each of the following persons is hereby elected to serve as a member of the Board of Directors of the Corporation until his successor is elected and qualified or until his earlier death, resignation, or removal:

                                    Michael J. Gluckman
                                    Robert M. Zulandi
                                    Fredric R. Gumbinner

         2. The bylaws set forth in Exhibit A hereto are hereby adopted as the original bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, has executed this Organization Action in Writing effective on the date set forth hereinbelow.

                                    DELAWARE CORPORATE SERVICES INC.,
                                    as incorporator


Date:  November 30, 1999            By:______________________________
                                       Name:        Jeanette LaVecchia
                                       Title:       Vice President

                                                                  Exhibit 17-A
                                                                  Page 1 of 7

                          CERTIFICATE OF INCORPORATION
                                       OF
                  COLUMBIA ELECTRIC LIBERTY MEMBER CORPORATION

         FIRST. The name of the Corporation is Columbia Electric Liberty Member Corporation.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares and the par value is One Cent ($0.01) per share.

         FIFTH. The name and mailing address of the incorporator is as follows:

         Name            Mailing Address




         The name and mailing address of each person who is to serve as a director until the firm annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           Name                             Mailing Address
           ----                             ---------------
         Michael J. Gluckman                13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Fredric R. Gumbinner               13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Robert M. Zulandi                  13880 Dulles Corner Lane, Herndon, VA 20171-4600

         SIXTH. The Corporation is to have perpetual existence.

         SEVENTH. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than two (2) nor more than fifteen (15). The directors need not be stockholders.

         EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To make, alter or repeal the by-laws of the Corporation subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

                                                                   Exhibit 17-A
                                                                    Page 2 of 7


         (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

         (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.

         (f) By resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         (h) The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                                                                   Exhibit 17-A
                                                                    Page 3 of 7


         NINTH. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Paragraph 9 shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH. (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section (a) of this Paragraph 10 or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Paragraph 10, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Paragraph 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Paragraph 10.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Paragraph 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Paragraph 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Paragraph 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Paragraph 10, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Paragraph 10:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after

                                                                   Exhibit 17-A
                                                                    Page 4 of 7


final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by, or on behalf of, the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Paragraph 10.

         (2) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Paragraph 10, an Indemnitee shall submit to the Secretary of the Corporation a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Paragraph 10 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Paragraph 10, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Paragraph 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in

                                                                   Exhibit 17-A
                                                                    Page 5 of 7


making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue or matter therein, by judgment, order settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.

         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3), that the Indemnitee is not entitled to indemnification under this Paragraph 10, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Paragraph 10.

         (ii) If a determination shall have been made or deemed to have been made, pursuant to Section (d)(2) or (3), that the Indemnitee is entitled to Indemnitee, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification or in the Supporting Documentation or (C) such indemnification is prohibited by law. In the event that (x) advancement of expenses if not timely made pursuant to Section (d)(l) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Paragraph 10 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Paragraph 10.

         (iv) In the event that the Indemnitee, pursuant to this Section (d)(4), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Paragraph 10, the Indemnitee shall be entitled to recover from the Corporation,

                                                                   Exhibit 17-A
                                                                    Page 6 of 7


and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (5) Definitions. For purposes of this Section (d):

         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination, by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect a change in control of the Corporation or a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Director in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy consent, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to the representation: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Paragraph 10. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee is an action to determine the Indemnitee's rights under this Paragraph 10.

         (e) Serverability. If any provision or provisions of the Paragraph 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provision of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any

                                                                   Exhibit 17-A
                                                                    Page 7 of 7

way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (f) Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

         ELEVENTH. Meeting of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of December, 1999.


                                                  -----------------------------


                                                  -----------------------------


                                                  -----------------------------

                                                                   Exhibit 18-A
                                                                    Page 1 of 4

                          CERTIFICATE OF INCORPORATION
                                       OF
                  COLUMBIA ELECTRIC GREGORY GENERAL CORPORATION

                                      *****

         FIRST. The name of the corporation is COLUMBIA ELECTRIC GREGORY GENERAL CORPORATION.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is: Three Thousand (3,000) and the par value of each of such shares is One Dollar ($1) amounting in the aggregate to Three Thousand Dollars ($3,000.00).

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

         At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         FIFTH. The name and mailing address of each incorporator is as follows:

     NAME                                            MAILING ADDRESS
     ----                                            ---------------
M.A. Spencer                                1209 Orange Street, Wilmington, DE 19801
C.L. Hughes                                 1209 Orange Street, Wilmington, DE 19801
G.D. Cooper                                 1209 Orange Street, Wilmington, DE 19801

                                                                    Exhibit 18-A
                                                                     Page 2 of 4

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

    NAME                                            MAILING ADDRESS
    ----                                            --------------
Michael J. Gluckman        205 Van Buren Street, Suite 120, Herndon, VA 20170
Robert M. Zulandi          205 Van Buren Street, Suite 120, Herndon, VA 20170
Raymond R. Kaskel          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191


         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including

                                                                    Exhibit 18-A
                                                                     Page 3 of 4


its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                                                    Exhibit 18-A
                                                                     Page 4 of 4

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Twenty-First day of May, 1998.

                                              --------------------------------
                                                       Incorporator
                                                       M.A. Spencer

                                              --------------------------------
                                                       Incorporator
                                                       C.L. Hughes


                                              --------------------------------
                                                       Incorporator
                                                       G.D. Cooper

                                                                    Exhibit 19-A
                                                                     Page 1 of 4

                          CERTIFICATE OF INCORPORATION
                                       OF
                 COLUMBIA ELECTRIC GREGORY REMINGTON CORPORATION

                                      *****

         FIRST. The name of the corporation is Columbia Electric Gregory Remington Corporation.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is: Three Thousand (3,000) and the par value of each of such shares is One Dollar ($1) amounting in the aggregate to Three Thousand Dollars ($3,000.00).

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

         At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

         FIFTH. The name and mailing address of each incorporator is as follows:

       NAME                                            MAILING ADDRESS
       ----                                            ---------------
M.A. Spencer                                1209 Orange Street, Wilmington, DE 19801
C.L. Hughes                                 1209 Orange Street, Wilmington, DE 19801
G.D. Cooper                                 1209 Orange Street, Wilmington, DE 19801

                                                                    Exhibit 19-A
                                                                     Page 2 of 4

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

    NAME                                            MAILING ADDRESS
    ----                                            ---------------
Michael J. Gluckman                 205 Van Buren St., Suite 120, Herndon, VA 20170
Robert M. Zulandi                   205 Van Buren St., Suite 120, Herndon, VA 20170
Raymond R. Kaskel                   12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191


     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including

                                                                    Exhibit 19-A
                                                                     Page 3 of 4

its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                                                    Exhibit 19-A
                                                                     Page 4 of 4


     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Twenty-First day of May, 1998.

                                            --------------------------------
                                                    Incorporator
                                                    M.A. Spencer

                                            --------------------------------
                                                    Incorporator
                                                    C.L. Hughes


                                            --------------------------------
                                                   Incorporator
                                                   G.D. Cooper

                                                                    Exhibit 20-A
                                                                     Page 1 of 7

                          CERTIFICATE OF INCORPORATION
                                       OF
                      COLUMBIA ELECTRIC KELSON CORPORATION

     FIRST. The name of the Corporation is Columbia Electric Kelson Corporation.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares and the par value is One Cent ($0.01) per share.

     FIFTH. The name and mailing address of the incorporator is as follows:

           Name         Mailing Address
           ----         ---------------



     The name and mailing address of each person who is to serve as a director until the firm annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           Name                                       Mailing Address
           ----                                       ---------------
         Michael J. Gluckman                          13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Fredric R. Gumbinner                         13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Robert M. Zulandi                            13880 Dulles Corner Lane, Herndon, VA 20171-4600

     SIXTH. The Corporation is to have perpetual existence.

     SEVENTH. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than two (2) nor more than ten (10). The directors need not be stockholders.

     EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To make, alter or repeal the by-laws of the Corporation subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

                                                                    Exhibit 20-A
                                                                     Page 2 of 7

     (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

     (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.

     (f) By resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

     (h) The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon

                                                                    Exhibit 20-A
                                                                     Page 3 of 7
it by statute.

     NINTH. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Paragraph 9 shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TENTH. (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

     (b) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section (a) of this Paragraph 10 or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Paragraph 10, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Paragraph 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Paragraph 10.

     (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Paragraph 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Paragraph 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Paragraph 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Paragraph 10, whether arising from acts or omissions occurring before or after such adoption.

     (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Paragraph 10:

                                                                    Exhibit 20-A
                                                                     Page 4 of 7


     (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by, or on behalf of, the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Paragraph 10.

     (2) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Paragraph 10, an Indemnitee shall submit to the Secretary of the Corporation a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing the Indemnitee has requested indemnification.

     (ii) The Indemnitee's entitlement to indemnification under this Paragraph 10 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

     (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

     (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Paragraph 10, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Paragraph 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons

                                                                    Exhibit 20-A
                                                                     Page 5 of 7


empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue or matter therein, by judgment, order settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

     (4) Remedies of Indemnitee.

     (i) In the event that a determination is made pursuant to Section (d)(2) or
(3), that the Indemnitee is not entitled to indemnification under this Paragraph 10, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in
(x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Paragraph 10.

     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section (d)(2) or (3), that the Indemnitee is entitled to Indemnitee, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification or in the Supporting Documentation or (C) such indemnification is prohibited by law. In the event that (x) advancement of expenses if not timely made pursuant to Section (d)(l) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

     (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of

                                                                    Exhibit 20-A
                                                                     Page 6 of 7

this Paragraph 10 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Paragraph 10.

     (iv) In the event that the Indemnitee, pursuant to this Section (d)(4), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Paragraph 10, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

     (5) Definitions. For purposes of this Section (d):

     (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination, by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect a change in control of the Corporation or a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Director in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy consent, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

     (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to the representation: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Paragraph 10. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person

                                                                    Exhibit 20-A
                                                                     Page 7 of 7

who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee is an action to determine the Indemnitee's rights under this Paragraph 10.

     (e) Serverability. If any provision or provisions of the Paragraph 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provision of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (f) Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

     ELEVENTH. Meeting of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ______ day of ____________, 1999.


                                             __________________________________


                                             __________________________________


                                             __________________________________

                                                                    Exhibit 21-A
                                                                     Page 1 of 7



                          CERTIFICATE OF INCORPORATION
                                       OF
                    COLUMBIA ELECTRIC HAVERSTRAW CORPORATION

       FIRST. The name of the Corporation is Columbia Electric Haverstraw Corporation.

       SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) and the par value of each of such shares is Twenty-Five Dollars ($25.00) amounting in the aggregate to Seventy Five Thousand Dollars ($75,000).

       FIFTH. The name and mailing address of the incorporator is as follows:


           Name         Mailing Address
           ----         ---------------





       The name and mailing address of each person who is to serve as a director until the firm annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           Name                                       Mailing Address
           ----                                       ---------------
         Michael J. Gluckman                          13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Fredric R. Gumbinner                         13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Robert M. Zulandi                            13880 Dulles Corner Lane, Herndon, VA 20171-4600

       SIXTH. The Corporation is to have perpetual existence.

       SEVENTH. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than two (2) nor more than fifteen (15). The directors need not be stockholders.

       EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

       (a) To make, alter or repeal the by-laws of the Corporation subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

                                                                    Exhibit 21-A
                                                                     Page 2 of 7


       (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

       (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

       (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

       (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.

       (f) By resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

       (h) The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                                                                    Exhibit 21-A
                                                                     Page 3 of 7

       NINTH. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Paragraph 9 shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

       TENTH. (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

       (b) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section (a) of this Paragraph 10 or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Paragraph 10, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Paragraph 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Paragraph 10.

       (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Paragraph 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Paragraph 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Paragraph 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Paragraph 10, whether arising from acts or omissions occurring before or after such adoption.

       (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Paragraph 10:

                                                                    Exhibit 21-A
                                                                     Page 4 of 7


       (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by, or on behalf of, the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Paragraph 10.

       (2) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Paragraph 10, an Indemnitee shall submit to the Secretary of the Corporation a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing the Indemnitee has requested indemnification.

       (ii) The Indemnitee's entitlement to indemnification under this Paragraph 10 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

       (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

       (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

       (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Paragraph 10, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Paragraph 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons

                                                                    Exhibit 21-A
                                                                     Page 5 of 7


empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue or matter therein, by judgment, order settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

       (4) Remedies of Indemnitee.

       (i) In the event that a determination is made pursuant to Section (d)(2) or (3), that the Indemnitee is not entitled to indemnification under this Paragraph 10, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Paragraph 10.

       (ii) If a determination shall have been made or deemed to have been made, pursuant to Section (d)(2) or (3), that the Indemnitee is entitled to Indemnitee, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification or in the Supporting Documentation or (C) such indemnification is prohibited by law. In the event that (x) advancement of expenses if not timely made pursuant to Section (d)(l) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

       (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of

                                                                    Exhibit 21-A
                                                                     Page 6 of 7


this Paragraph 10 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Paragraph 10.

       (iv) In the event that the Indemnitee, pursuant to this Section (d)(4), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Paragraph 10, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

       (5) Definitions. For purposes of this Section (d):

       (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination, by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect a change in control of the Corporation or a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Director in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy consent, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

       (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

       (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to the representation: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Paragraph 10. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person

                                                                    Exhibit 21-A
                                                                     Page 7 of 7


who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee is an action to determine the Indemnitee's rights under this Paragraph 10.

       (e) Serverability. If any provision or provisions of the Paragraph 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provision of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       (f) Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

       ELEVENTH. Meeting of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

       TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of September, 1999.


                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                                                    Exhibit 22-A
                                                                     Page 1 of 7

                          CERTIFICATE OF INCORPORATION
                                       OF
                 COLUMBIA ELECTRIC LIBERTY MEMBER II CORPORATION

       FIRST. The name of the Corporation is Columbia Electric Liberty Member II Corporation.

       SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares and the par value is One Cent ($0.01) per share.

       FIFTH. The name and mailing address of the incorporator is as follows:

           Name         Mailing Address
           ----         ---------------


         The name and mailing address of each person who is to serve as a director until the firm annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           Name                                       Mailing Address
           ----                                       ---------------
         Michael J. Gluckman                          13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Fredric R. Gumbinner                         13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Robert M. Zulandi                            13880 Dulles Corner Lane, Herndon, VA 20171-4600

       SIXTH. The Corporation is to have perpetual existence.

       SEVENTH. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than two (2) nor more than fifteen (15). The directors need not be stockholders.

       EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

       (a) To make, alter or repeal the by-laws of the Corporation subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

                                                                    Exhibit 22-A
                                                                     Page 2 of 7


       (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

       (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

       (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

       (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.

       (f) By resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

       (h) The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon

                                                                    Exhibit 22-A
                                                                     Page 3 of 7


it by statute.

       NINTH. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Paragraph 9 shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

       TENTH. (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

       (b) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section (a) of this Paragraph 10 or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Paragraph 10, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Paragraph 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Paragraph 10.

       (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Paragraph 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Paragraph 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Paragraph 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Paragraph 10, whether arising from acts or omissions occurring before or after such adoption.

       (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Paragraph 10:

                                                                    Exhibit 22-A
                                                                     Page 4 of 7


       (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by, or on behalf of, the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Paragraph 10.

       (2) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Paragraph 10, an Indemnitee shall submit to the Secretary of the Corporation a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing the Indemnitee has requested indemnification.

       (ii) The Indemnitee's entitlement to indemnification under this Paragraph 10 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

       (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

       (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

       (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Paragraph 10, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Paragraph 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons

                                                                    Exhibit 22-A
                                                                     Page 5 of 7


empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue or matter therein, by judgment, order settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

       (4) Remedies of Indemnitee.

       (i) In the event that a determination is made pursuant to Section (d)(2) or (3), that the Indemnitee is not entitled to indemnification under this Paragraph 10, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Paragraph 10.

       (ii) If a determination shall have been made or deemed to have been made, pursuant to Section (d)(2) or (3), that the Indemnitee is entitled to Indemnitee, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification or in the Supporting Documentation or (C) such indemnification is prohibited by law. In the event that (x) advancement of expenses if not timely made pursuant to Section (d)(l) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

       (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of

                                                                    Exhibit 22-A
                                                                     Page 6 of 7


this Paragraph 10 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Paragraph 10.

       (iv) In the event that the Indemnitee, pursuant to this Section (d)(4), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Paragraph 10, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

       (5) Definitions. For purposes of this Section (d):

       (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination, by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect a change in control of the Corporation or a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Director in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy consent, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

       (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

       (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to the representation: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Paragraph 10. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person

                                                                    Exhibit 22-A
                                                                     Page 7 of 7


who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee is an action to determine the Indemnitee's rights under this Paragraph 10.

       (e) Serverability. If any provision or provisions of the Paragraph 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provision of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       (f) Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

       ELEVENTH. Meeting of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

       TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of September, 1999.


                                             ----------------------------------


                                             ----------------------------------


                                             ----------------------------------

                                                                    Exhibit 23-A
                                                                     Page 1 of 7



                          CERTIFICATE OF INCORPORATION
                                       OF
                    COLUMBIA ELECTRIC LIBERTY II CORPORATION

         FIRST. The name of the Corporation is Columbia Electric Liberty II Corporation.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares and the par value is One Cent ($0.01) per share.

         FIFTH.  The name and mailing address of the incorporator is as follows:

           Name  Mailing Address





         The name and mailing address of each person who is to serve as a director until the firm annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           Name                                       Mailing Address
           ----                                       ---------------
         Michael J. Gluckman                          13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Fredric R. Gumbinner                         13880 Dulles Corner Lane, Herndon, VA 20171-4600
         Robert M. Zulandi                            13880 Dulles Corner Lane, Herndon, VA 20171-4600

         SIXTH. The Corporation is to have perpetual existence.

         SEVENTH. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than two (2) nor more than fifteen (15). The directors need not be stockholders.

         EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To make, alter or repeal the by-laws of the Corporation subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

                                                                    Exhibit 23-A
                                                                     Page 2 of 7




          (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

         (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.

         (f) By resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         (h) The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                                                                    Exhibit 23-A
                                                                     Page 3 of 7



         NINTH. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Paragraph 9 shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH. (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section (a) of this Paragraph 10 or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Paragraph 10, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Paragraph 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Paragraph 10.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Paragraph 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Paragraph 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Paragraph 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Paragraph 10, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Paragraph 10:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the

                                                                    Exhibit 23-A
                                                                     Page 4 of 7



Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by, or on behalf of, the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Paragraph 10.

         (2) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Paragraph 10, an Indemnitee shall submit to the Secretary of the Corporation a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Paragraph 10 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
(C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Paragraph 10, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Paragraph 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been

                                                                    Exhibit 23-A
                                                                     Page 5 of 7



appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue or matter therein, by judgment, order settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.

         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3), that the Indemnitee is not entitled to indemnification under this Paragraph 10, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Paragraph 10.

         (ii) If a determination shall have been made or deemed to have been made, pursuant to Section (d)(2) or (3), that the Indemnitee is entitled to Indemnitee, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification or in the Supporting Documentation or (C) such indemnification is prohibited by law. In the event that (x) advancement of expenses if not timely made pursuant to Section (d)(l) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Paragraph 10 are not valid, binding and enforceable and shall stipulate in any such court or

                                                                    Exhibit 23-A
                                                                     Page 6 of 7



before any such arbitrator that the Corporation is bound by all the provisions of this Paragraph 10.

         (iv) In the event that the Indemnitee, pursuant to this Section (d)(4), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Paragraph 10, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (5) Definitions. For purposes of this Section (d):

         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination, by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect a change in control of the Corporation or a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Director in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy consent, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to the representation: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Paragraph 10. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the

                                                                    Exhibit 23-A
                                                                     Page 7 of 7



State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee is an action to determine the Indemnitee's rights under this Paragraph 10.

         (e) Serverability. If any provision or provisions of the Paragraph 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provision of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Paragraph 10 (including, without limitation, all portions of any paragraph of this Paragraph 10 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (f) Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

         ELEVENTH. Meeting of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of September, 1999.


                                               _________________________________

                                               _________________________________

                                               _________________________________

                                                                    Exhibit 24-A
                                                                     Page 1 of 1


                            CERTIFICATE OF FORMATION
                                       OF
                             COLUMBIA CAPACITY, LLC

      This Certificate of Formation of Columbia Capacity, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq.

      FIRST:      The name of the Company is Columbia Capacity, LLC.

      SECOND: The registered office of the Company in the State of Delaware is located at 1209 Orange Street the City of Wilmington, County of New Castle, and the name of the registered agent at that address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 11th day of August, 1999.



                               ______________________________________________
                               Michael J. Gluckman

                                                                     Exhibit 1-B
                                                                    Page 1 of 14


                       COLUMBIA ENERGY RETAIL CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the

                                                                     Exhibit 1-B
                                                                    Page 2 of 14



meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

                                                                     Exhibit 1-B
                                                                    Page 3 of 14



         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

                                                                     Exhibit 1-B
                                                                    Page 4 of 14



         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the

                                                                     Exhibit 1-B
                                                                    Page 5 of 14



Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose vice-presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                                                                     Exhibit 1-B
                                                                    Page 6 of 14

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                                                                     Exhibit 1-B
                                                                    Page 7 of 14



         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/ assistant treasurer.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                                                     Exhibit 1-B
                                                                    Page 8 of 14


                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                                                     Exhibit 1-B
                                                                    Page 9 of 14


                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS
         Section 3. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any

                                                                     Exhibit 1-B
                                                                   Page 10 of 14


employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR
         Section 4. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification

                                                                     Exhibit 1-B
                                                                   Page 11 of 14


may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.

         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does

                                                                     Exhibit 1-B
                                                                   Page 12 of 14


not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or

                                                                     Exhibit 1-B
                                                                   Page 13 of 14


(B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors

                                                                     Exhibit 1-B
                                                                   Page 14 of 14


in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                     Exhibit 2-B
                                                                    Page 1 of 15


                          COLUMBIA FINANCE CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                                                                     Exhibit 2-B
                                                                    Page 2 of 15


Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no

                                                                     Exhibit 2-B
                                                                    Page 3 of 15


proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the

                                                                     Exhibit 2-B
                                                                    Page 4 of 15


stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs

                                                                     Exhibit 2-B
                                                                    Page 5 of 15


of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose vice-

                                                                     Exhibit 2-B
                                                                    Page 6 of 15



presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or

                                                                     Exhibit 2-B
                                                                    Page 7 of 15


an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/ assistant treasurer.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that

                                                                     Exhibit 2-B
                                                                    Page 8 of 15


adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any

                                                                     Exhibit 2-B
                                                                    Page 9 of 15


dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS
         Section 3. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer; provided that in every case at least one such officer shall be the President, a Vice President Treasurer or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of

                                                                     Exhibit 2-B
                                                                   Page 10 of 15


Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR
         Section 4. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an

                                                                     Exhibit 2-B
                                                                   Page 11 of 15


Indemnitee in connection with any proceeding referred to in Section (a) of this
Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a

                                                                     Exhibit 2-B
                                                                   Page 12 of 15


majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section (d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have

                                                                     Exhibit 2-B
                                                                   Page 13 of 15


the burden of proving that the Indemnitee is not entitled to indemnification under this Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the

                                                                     Exhibit 2-B
                                                                   Page 14 of 15


Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                                                     Exhibit 2-B
                                                                   Page 15 of 15


                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                     Exhibit 3-B
                                                                    Page 1 of 15


                    COLUMBIA ACCOUNTS RECEIVABLE CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the

                                                                     Exhibit 3-B
                                                                    Page 2 of 15


address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                                                                     Exhibit 3-B
                                                                    Page 3 of 15


         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no

                                                                     Exhibit 3-B
                                                                    Page 4 of 15


notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or

                                                                     Exhibit 3-B
                                                                    Page 5 of 15


members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                                     Exhibit 3-B
                                                                    Page 6 of 15


                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose vice-presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                                                                     Exhibit 3-B
                                                                    Page 7 of 15


                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination,

                                                                     Exhibit 3-B
                                                                    Page 8 of 15


then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                                                     Exhibit 3-B
                                                                    Page 9 of 15


                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                                                     Exhibit 3-B
                                                                   Page 10 of 15


                                     CHECKS
         Section 3. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer; provided that in every case at least one such officer shall be the President, a Vice President Treasurer or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR
         Section 4. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation,

                                                                     Exhibit 3-B
                                                                   Page 11 of 15


any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

                                                                     Exhibit 3-B
                                                                   Page 12 of 15


         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such

                                                                     Exhibit 3-B
                                                                   Page 13 of 15


indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

                                                                     Exhibit 3-B
                                                                   Page 14 of 15


         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards

                                                                     Exhibit 3-B
                                                                   Page 15 of 15


of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                     Exhibit 4-B
                                                                    Page 1 of 15

                         COLUMBIA PETROLEUM CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the

                                                                     Exhibit 4-B
                                                                    Page 2 of 15


address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                                                                     Exhibit 4-B
                                                                    Page 3 of 15


         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no

                                                                     Exhibit 4-B
                                                                    Page 4 of 15


notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or

                                                                     Exhibit 4-B
                                                                    Page 5 of 15


members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                                     Exhibit 4-B
                                                                    Page 6 of 15


                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose vice-presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                                                                     Exhibit 4-B
                                                                    Page 7 of 15


                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/ assistant treasurer.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination,

                                                                     Exhibit 4-B
                                                                    Page 8 of 15


then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                                                     Exhibit 4-B
                                                                    Page 9 of 15


                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                                                     Exhibit 4-B
                                                                   Page 10 of 15


                                     CHECKS
         Section 3. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR
         Section 4. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or

                                                                     Exhibit 4-B
                                                                   Page 11 of 15


proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

                                                                     Exhibit 4-B
                                                                   Page 12 of 15


         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such

                                                                     Exhibit 4-B
                                                                   Page 13 of 15


indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

                                                                     Exhibit 4-B
                                                                   Page 14 of 15


         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing,

                                                                     Exhibit 4-B
                                                                   Page 15 of 15


the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.


                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                     Exhibit 5-B
                                                                    Page 1 of 15


                                CP HOLDINGS, INC.

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the

                                                                     Exhibit 5-B
                                                                    Page 2 of 15


address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                                                                     Exhibit 5-B
                                                                    Page 3 of 15


         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no

                                                                     Exhibit 5-B
                                                                    Page 4 of 15


notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or

                                                                     Exhibit 5-B
                                                                    Page 5 of 15


members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                                     Exhibit 5-B
                                                                    Page 6 of 15


                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose vice-presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS

         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                                                                     Exhibit 5-B
                                                                    Page 7 of 15


                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/ assistant treasurer.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination,

                                                                     Exhibit 5-B
                                                                    Page 8 of 15


then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER

         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                                                     Exhibit 5-B
                                                                    Page 9 of 15


                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                                                     Exhibit 5-B
                                                                   Page 10 of 15


                                     CHECKS

         Section 3. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or

                                                                     Exhibit 5-B
                                                                   Page 11 of 15


proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

                                                                     Exhibit 5-B
                                                                   Page 12 of 15


         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such

                                                                     Exhibit 5-B
                                                                   Page 13 of 15


indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

                                                                     Exhibit 5-B
                                                                   Page 14 of 15


         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards

                                                                     Exhibit 5-B
                                                                   Page 15 of 15


of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                     Exhibit 6-B
                                                                     Page 1 of 3

                       AGREEMENT OF LIMITED PARTNERSHIP OF
                             COLUMBIA PROPANE, L.P.

         This Agreement of Limited Partnership of Columbia Propane, L.P. (this "Agreement") is entered into by and between CP Holdings, Inc. as general partner (the "General Partner"), and Columbia Propane Corporation, as limited partner (the "Initial Limited Partner").

         The General Partner and the Initial Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.), as amended from time to time (the "Act"), and hereby agree as follows:

         1. Name. The name of the limited partnership formed hereby is Columbia Propane, L.P. (the "Partnership").

         2. Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

         3. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

         4. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

         5. Partners. The names and the business, residence or mailing addresses of the General Partner and the Initial Limited Partner are as follows:

                  General Partner:

                  CP Holdings, Inc.
                  c/o Columbia Energy Group
                  13880 Dulles Corner Lane
                  Herndon, VA 20171
                  Attention: General Partner

                  Initial Limited Partner:

                  Columbia Propane Corporation
                  c/o Columbia Energy Group
                  13880 Dulles Corner Lane
                  Herndon, VA 20171
                  Attention: Initial Limited Partner

                                                                     Exhibit 6-B
                                                                     Page 2 of 3


         6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware, except as otherwise set forth in the Certificate of Limited Partnership or in this Agreement.

         7. Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, on March 30, 2089, or at such earlier time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act or (c) an entry of a decree of judicial dissolution has occurred under Section 17-802 of the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in clause (b) above if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within 90 days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

         8. Capital Contributions. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the
Partnership:

                  General Partner:
                  CP Holdings, Inc.                  $    100
                  Initial Limited Partner:
                  Columbia Propane Corporation       $  1,000

         9. Additional Contributions. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

         10. Capital Accounts. The Partnership shall maintain for each partner owing a Partnership interest a separate capital account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).

         11. Allocation of Profits and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership; provided, however, allocations of profit or losses shall be subject to a "qualified income offset" as that term is defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

         12. Distributions. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

         13.      Assignments.

                                                                     Exhibit 6-B
                                                                     Page 3 of 3


                  (a) The Initial Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

                  (b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Initial Limited Partner.

         14. Withdrawal. Except to the extent set forth in Section 13, no right is given to any partner of the Partnership to withdraw from the Partnership.

         15. Liquidation Distributions. In connection with any liquidation of the partnership, all property and cash shall be distributed to the partners in accordance with, and to the extent of, the positive balances in their respective capital accounts, as determined after taking into all capital account adjustments for the taxable year of the Partnership during which the liquidation occurs. No partner shall be obligated to restore any negative balance in its capital account upon liquidation of the Partnership.

         16. Admission of Additional or Substitute Partners.

                  (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

                  (b) One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

         17. Liability of Initial Limited Partner. The Initial Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

         18. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 30th day of March, 1999.

                                     GENERAL PARTNER:
                                     CP Holdings, Inc.

                                     By:______________________________
                                      Name:
                                     Title:

                                     INITIAL LIMITED PARTNER:
                                     Columbia Propane Corporation

                                     By:______________________________
                                      Name:
                                     Title:

                                                                     Exhibit 7-B
                                                                    Page 1 of 58


                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             NATIONAL PROPANE, L.P.

                                                                     Exhibit 7-B
                                                                    Page 2 of 58


                                TABLE OF CONTENTS

                                                                                                                Page
                              ARTICLE I Definitions

1.1      Definitions..............................................................................................5
1.2      Construction............................................................................................13

                             ARTICLE II Organization

2.1      Formation; Continuation.................................................................................13
2.2      Name....................................................................................................14
2.3      Registered Office; Registered Agent; Principal Office; Other Offices....................................14
2.4      Purpose and Business....................................................................................14
2.5      Powers..................................................................................................15
2.6      Power of Attorney.......................................................................................15
2.7      Term....................................................................................................16
2.8      Title to Partnership Assets.............................................................................16

                   ARTICLE III Rights of the Limited Partners

3.1      Limitation of Liability.................................................................................17
3.2      Management of Business..................................................................................17
3.3      Rights of Limited Partners Relating to the Partnership..................................................17
3.4      Outside Activities of the Limited Partners..............................................................19

                    ARTICLE IV Transfer of Partner Interests

4.1      Transfer Generally......................................................................................19
4.2      Transfer of General Partner Partner Interest............................................................19
4.3      Transfer of Limited Partner Partner Interests...........................................................19
4.4      Restrictions on Transfers...............................................................................20
4.5      Put and Call Transactions Involving Special Limited Partner Partner Interests...........................20

                  ARTICLE V Contributions and Initial Transfers

5.1      Initial Contributions...................................................................................21
5.2      Contributions Pursuant to the Purchase Agreement........................................................22
5.3      Additional Capital Contributions........................................................................22
5.4      Interest and Withdrawal.................................................................................23
5.5      Capital Accounts........................................................................................23
5.6      Loans from Partners.....................................................................................25

                                                                     Exhibit 7-B
                                                                    Page 3 of 58


5.7      Limited Preemptive Rights...............................................................................25
5.8      Fully Paid and Non-Assessable Nature of Limited Partner Partner Interests...............................26

                    ARTICLE VI Allocations and Distributions

6.1      Allocations for Capital Account Purposes................................................................26
6.2      Allocations for Tax Purposes............................................................................30
6.3      Distributions...........................................................................................32

                ARTICLE VII Management and Operation of Business

7.1      Management..............................................................................................33
7.2      Certificate of Limited Partnership......................................................................34
7.3      Restrictions on Managing General Partner's Authority....................................................35
7.4      Reimbursement of the General Partners...................................................................35
7.5      Outside Activities......................................................................................36
7.6      Loans from the General Partners; Loans or Contributions from the
         Partnership; Contracts with Affiliates; Certain Restrictions on the General Partners....................36
7.7      Indemnification.........................................................................................38
7.8      Liability of Indemnitees................................................................................39
7.9      Resolution of Conflicts of Interest.....................................................................40
7.10     Other Matters Concerning the Managing General Partner...................................................41
7.11     Reserved................................................................................................42
7.12     Reliance by Third Parties...............................................................................42

               ARTICLE VIII Books, Records, Accounting and Reports

8.1      Records and Accounting..................................................................................42
8.2      Fiscal Year.............................................................................................43

                             ARTICLE IX Tax Matters

9.1      Preparation of Tax Returns..............................................................................43
9.2      Tax Elections...........................................................................................43
9.3      Tax Controversies.......................................................................................43
9.4      Withholding.............................................................................................44

                         ARTICLE X Admission of Partners

10.1     Admission of the General Partners and Limited Partners..................................................44
10.2     Admission of Substituted Limited Partners...............................................................44
10.3     Admission of Successor or Transferee General Partners...................................................44
10.4     Admission of Additional Limited Partners................................................................45
10.5     Amendment of Agreement and Certificate of Limited Partnership...........................................45

                                                                     Exhibit 7-B
                                                                    Page 4 of 58


                  ARTICLE XI Withdrawal or Removal of Partners

11.1     Withdrawal of the General Partners......................................................................45
11.2     Removal of the Managing General Partner.................................................................47
11.3     Interest of Departing Partner and Successor General Partner.............................................47
11.4     Withdrawal of the Limited Partner.......................................................................48

                     ARTICLE XII Dissolution and Liquidation

12.1     Dissolution.............................................................................................48
12.2     Continuation of the Business of the Partnership After Dissolution.......................................49
12.3     Liquidator..............................................................................................50
12.4     Liquidation.............................................................................................50
12.5     Cancellation of Certificate of Limited Partnership......................................................51
12.6     Return of Capital Contributions.........................................................................51
12.7     Waiver of Partition.....................................................................................51
12.8     Capital Account Restoration.............................................................................51

                 ARTICLE XIII Amendment of Partnership Agreement

13.1     Amendment Procedure.....................................................................................52
13.2     Limitation..............................................................................................52

                               ARTICLE XIV Merger

14.1     Authority...............................................................................................52
14.2     Procedure for Merger or Consolidation...................................................................53
14.3     Approval by Class A Limited Partners of Merger or Consolidation.........................................54
14.4     Certificate of Merger...................................................................................54
14.5     Effect of Merger........................................................................................54

                          ARTICLE XV General Provisions

15.1     Addresses and Notices...................................................................................55
15.2     References..............................................................................................55
15.3     Further Action..........................................................................................55
15.4     Binding Effect..........................................................................................55
15.5     Integration.............................................................................................55
15.6     Creditors...............................................................................................56
15.7     Waiver..................................................................................................56
15.8     Counterparts............................................................................................56
15.9     Applicable Law..........................................................................................56
15.10    Invalidity of Provisions................................................................................56

                                                                     Exhibit 7-B
                                                                    Page 5 of 58


                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             NATIONAL PROPANE, L.P.

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF National Propane, L.P. dated as of July 19, 1999 is entered into by and among CP Holdings, Inc., a Delaware corporation, as the Managing General Partner, Columbia Propane, L.P., a Delaware limited partnership as a Class A Limited Partner, and National Propane Corporation, a Delaware corporation, as the Special Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         I.1 DEFINITIONS.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of a general partner interest or any other specified interest in the Partnership shall be the amount which such adjusted capital account would be if such general partner interest or other interest in the Partnership were the

                                                                     Exhibit 7-B
                                                                    Page 6 of 58


only interest in the Partnership held by a Partner from and after the date on which such general partner interest or other interest was first issued.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with (either directly or indirectly), the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt, but subject to the Purchase Agreement. The Managing General Partner shall, in its discretion but consistent with the Purchase Agreement, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Agreement" means this Amended and Restated Agreement of Limited Partnership of National Propane, L.P., as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom a limited partner interest has been transferred in a manner permitted under this Agreement but who has not been admitted as a Substituted Limited Partner.

         "Audit Committee" means a committee of the Board of Directors of the Managing General Partner composed entirely of two or more directors who are neither officers, directors or employees of the Managing General Partner or any Affiliate of the Managing General Partner.

         "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

                  (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes, in each case subsequent to the end of such Quarter, less

                  (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Managing General Partner to (i) provide for the proper conduct of the business of

                                                                     Exhibit 7-B
                                                                    Page 7 of 58


the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or by which it is bound or its assets are subject; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Managing General Partner so determines.

         Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of New York or Virginia shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, in each case, as of the time of determination and adjusted in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value, as deemed appropriate by the Managing General Partner.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

                                                                     Exhibit 7-B
                                                                    Page 8 of 58


         "Class A Limited Partner" means Columbia Propane, L.P. and its successors and permitted assigns as Class A Limited Partners of the Partnership, and any other Person that after the date hereof is admitted to the Partnership as a Class A Limited Partner.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Committed Capital" means (a) with respect to the Managing General Partner, the MLP and the Special Limited Partner (or any successor thereto), the amounts provided on Schedule A, adjusted to reflect any additional Capital Contributions to the Partnership made by such Person and any distributions to such Partner of any portion of such Partner's Capital Contribution or any amount provided on Schedule A, in each case made after July 19, 1999 and (b) with respect to any Partner other than Managing General Partner, the MLP and the Special Limited Partner (or any successor thereto), such Partner's aggregate Capital Contributions reduced by any distributions to such Partner of any portion of such Partner's Capital Contributions. For purposes of this definition, distributions shall be characterized as a return of a Partner's Capital Contributions or any amount provided on Schedule A only to the extent the aggregate distributions made to such Partner (or any predecessor) exceeds the aggregate Net Income allocated to such Partner (or any predecessor) pursuant to Article VI hereunder.

         "Contributed Property" means each item of property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

         "Debt Indemnity" has the meaning set forth in Section 9.2(a) of the Purchase Agreement.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. ss.17- 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Effective Tax Rate" has the meaning set forth in Section 5.2 of the Purchase Agreement.

         "Event of Withdrawal" has the meaning assigned to such term in Section 11.1.

                                                                     Exhibit 7-B
                                                                    Page 9 of 58


         "General Partners" means the Managing General Partner and any other Person that after the date hereof is admitted to the Partnership as a general partner.

         "Group Member" means a member of the Partnership Group.

         "Indemnified Debt" has the meaning set forth in Section 9.2(a) of the Purchase Agreement.

         "Indemnitee" means (a) each General Partner, any Departing Partner and any Person who is or was an Affiliate of one of the General Partners or any Departing Partner, (b) any Person who is or was after the date hereof a director, officer, employee, agent or trustee of the Partnership, the MLP or any Subsidiary, (c) any Person who is or was after the date hereof a director, officer, employee, agent or trustee of any General Partner or any Departing Partner or any such Affiliate, and (d) any Person who is or was after the date hereof serving at the request of any General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

         "Limited Partner" means the Class A Limited Partner, the Special Limited Partner and any other Person that is admitted to the Partnership as a limited partner of any class pursuant to the terms and conditions of this Agreement; but the term Limited Partner shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

         "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Class A Limited Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

         "Liquidator" means one or more Persons selected by the Managing General Partner to perform the functions described in Section 12.3.

         "Managing General Partner" means CP Holdings, Inc., a Delaware corporation, and its successors and permitted assigns as Managing General Partner of the Partnership and any other Person that after the date hereof holds an interest as managing general partner in the Partnership.

         "Merger Agreement" has the meaning assigned to such term in Section
14.1.

         "MLP" means Columbia Propane, L.P., a Delaware limited partnership.

         "MLP Agreement" means the Agreement of Limited Partnership of the MLP, dated as of March 30, 1999.

                                                                     Exhibit 7-B
                                                                   Page 10 of 58


         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain, loss or deduction specially allocated under Section 6.1(d).

         "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain, loss or deduction specially allocated under Section 6.1(d).

         "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

                                                                     Exhibit 7-B
                                                                   Page 11 of 58


         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "OLP Subsidiary" means a Subsidiary of the Partnership.

         "Opinion of Counsel" means a written opinion of counsel (who may be regular inside or outside counsel to the Managing General Partner or any Affiliate of the Managing General Partner) acceptable to the Managing General Partner in its reasonable discretion.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         "Partners" means the General Partners and the Limited Partners.

         "Partnership" means National Propane, L.P., a Delaware limited partnership, and any successors thereto.

         "Partnership Group" means the Partnership and the OLP Subsidiaries, treated as a single consolidated entity.

         "Partner Interest" means the interest of a Partner in the Partnership.

         "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "Percentage Interest" means the percentage interest in the Partnership held by a Partner, expressed as a percentage, arrived at by dividing the aggregate Committed Capital of such Partner (or any predecessor) at such time by the aggregate Committed Capital of all the Partners (or any predecessors) at such time.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                                                                     Exhibit 7-B
                                                                   Page 12 of 58


         "Purchase Agreement" means the Purchase Agreement dated as of April 5, 1999, by and among the MLP, the Managing General Partner, Columbia Propane Corporation, a Delaware corporation, National Propane Partners, L.P., a Delaware limited partnership, the Special Limited Partner, National Propane SGP, Inc., a Delaware corporation and Triarc Companies, Inc., a Delaware corporation.

         "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv), 6.1(d)(v),
6.1(d)(vi) or 6.1(d)(viii).

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Special Approval" means approval by a majority of the members of the Audit Committee.

         "Special Limited Partner" means National Propane Corporation and its successors and permitted assigns as Special Limited Partner of the Partnership.

         "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Partner Interests of such partnership (considering all of the Partner Interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                                                                     Exhibit 7-B
                                                                   Page 13 of 58


         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

         "Transfer" has the meaning assigned to such term in Section 4.1(a).

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

         "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

         "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

         I.2 CONSTRUCTION.

         Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.


                                   ARTICLE II

                                  ORGANIZATION

         II.1 FORMATION; CONTINUATION.

         The Partnership was formed as a Delaware limited partnership as of March 16, 1996, pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware, and the parties hereby agree to continue the Partnership as a limited partnership under the Delaware Act. The Managing General Partner, the MLP and the Special Limited Partner hereby amend and restate in its entirety the amended Agreement of Limited Partnership of National Propane, L.P. dated as of July 2, 1996, as previously amended and supplemented. This amendment

                                                                     Exhibit 7-B
                                                                   Page 14 of 58


and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partner Interests shall constitute personal property of the owner thereof for all purposes. Pursuant to this amendment and restatement, the existing limited partner interests in the Partnership have been reclassified into two separate classes, the Class A Limited Partner Partner Interests and the Special Limited Partner Partner Interests, having such relative rights, powers and duties as this Agreement provides.

         II.2 NAME.

         The name of the Partnership shall be "National Propane, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Managing General Partner, including, in its sole discretion, the name of the Managing General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         II.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES.

         Unless and until changed by the Managing General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at 9200 Arboretum Parkway, Suite 140, Richmond, Virginia 23235 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the Managing General Partner shall be 9200 Arboretum Parkway, Suite 140, Richmond, VA 23235 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners.

         II.4 PURPOSE AND BUSINESS.

         The purpose and nature of the business to be conducted by the Partnership shall be to (a) manage and operate the assets of the Partnership and any similar assets or properties, and to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity engaged in by the Partnership prior to the date hereof and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is

                                                                     Exhibit 7-B
                                                                   Page 15 of 58


approved by the Managing General Partner and which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and
(c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Group Member, the MLP or any Subsidiary of the MLP. The Managing General Partner and its Affiliates have no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

         II.5 POWERS.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

         II.6 POWER OF ATTORNEY.

                  (a) Each of the Limited Partners hereby constitutes and appoints the Managing General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                           (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Managing General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partner Interests; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
         Article XIV; and

                                                                     Exhibit 7-B
                                                                   Page 16 of 58


                           (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when the approval of the Class A Limited Partners is required by any provision of this Agreement or the approval of the Special Limited Partner is required by Section 13.2, the Managing General Partner or the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners is obtained.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partners and the transfer of all or any portion of the Limited Partners' Partner Interest and shall extend to the Limited Partners' heirs, successors, assigns and personal representatives. The Limited Partners hereby agree to be bound by any representation made by the Managing General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and the Limited Partners hereby waive, to the maximum extent permitted by law, any and all defenses that may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator taken in good faith under such power of attorney. The Limited Partners shall execute and deliver to the Managing General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         II.7 TERM.

         The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2086, or until the earlier termination of the Partnership in accordance with the provisions of
Article XII.

         II.8 TITLE TO PARTNERSHIP ASSETS.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner, one or more of its Affiliates or one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any

                                                                     Exhibit 7-B
                                                                   Page 17 of 58


Partnership assets for which record title is held in the name of the Managing General Partner, one or more of its Affiliates or one or more nominees shall be held by the Managing General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing General Partner or as soon thereafter as practicable, the Managing General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III

                         RIGHTS OF THE LIMITED PARTNERS

         III.1 LIMITATION OF LIABILITY.

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         III.2 MANAGEMENT OF BUSINESS.

         No Limited Partner (other than the Managing General Partner, or any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing General Partner or any of its Affiliates, or any officer, director, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner) shall participate in the operation, management or control (within the meaning of Section 17-303(a) of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the Managing General Partner or any officer, director, employee, partner, agent or trustee of the Managing General Partner or any of its Affiliates, or any officer, member of the board of directors, employee or agent of a Group Member, the MLP or any Subsidiary of the MLP, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

         III.3 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.

                  (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.3(b), and subject to such reasonable standards (including

                                                                     Exhibit 7-B
                                                                   Page 18 of 58


standards governing what information and documents are to be furnished, at what time and location) as may be established by the Managing General Partner consistent with applicable law, each of the Limited Partners shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at the Limited Partner's own expense:

                           (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

                           (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

                           (iii) to have furnished to it, a current list of the name and last known business residence or mailing address of each Partner;

                           (iv) to have furnished to it, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                           (v) to obtain information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                           (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

                  (b) The Managing General Partner may keep confidential from any or all of the Limited Partners and Assignees, for such period of time as the Managing General Partner deems reasonable, (i) any information that the Managing General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group, (B) could damage the MLP or the Partnership Group or its business or (C) that the MLP or any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

                  (c) Except as required by law or with the written consent of the Managing General Partner, each Limited Partner shall keep confidential and not disclose to any third party any information provided to it under this Agreement or under law.

                                                                     Exhibit 7-B
                                                                   Page 19 of 58


         III.4 OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS.

         Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.

                                   ARTICLE IV

                          TRANSFER OF PARTNER INTERESTS

         IV.1 TRANSFER GENERALLY.

                  (a) The term "transfer," when used in this Agreement with respect to a Partner Interest, shall be deemed to refer to a transaction by which a Partner assigns its Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Partner Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IV. Any transfer or purported transfer of a Partner Interest not made in accordance with this Article IV shall be null and void.

                  (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any shareholder of a General Partner of any or all of the issued and outstanding capital stock of a General Partner.

         IV.2 TRANSFER OF GENERAL PARTNER PARTNER INTEREST.

         A General Partner may transfer all or any part of its Partner Interest as the General Partner of the Partnership to any Person and the Limited Partners hereby expressly consent to any such transfer.

         IV.3 TRANSFER OF LIMITED PARTNER PARTNER INTERESTS.

         Any Class A Limited Partner may transfer any or all of its Partner Interest as a limited partner of the Partnership to any Person and following any such transfer such Person may become a Substituted Limited Partner pursuant to
Article X. Without the prior written consent of the Managing General Partner, the Special Limited Partner may not transfer any part of its Partner Interest, other that as set forth in Section 4.5; provided that notwithstanding the foregoing, the Special Limited Partner may transfer all, but not less than all, of its Partner Interest to any affiliate of the Special Limited Partner, and for this purpose only "affiliate" shall have the meaning assigned to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                                                                     Exhibit 7-B
                                                                   Page 20 of 58


         IV.4 RESTRICTIONS ON TRANSFERS.

                  (a) Notwithstanding any other provision of this Article
IV, no transfer of any Partner Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

                  (b) The Managing General Partner may impose restrictions on the transfer of Partner Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership's or the MLP's becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing General Partner may determine to be necessary or appropriate to impose such restrictions.

         IV.5 PUT AND CALL TRANSACTIONS INVOLVING SPECIAL LIMITED PARTNER PARTNER INTERESTS.

                  (a) At any time, the Special Limited Partner may require, upon 30 days prior written notice to the Managing General Partner and the Partnership, that the Partnership purchase all (but not less than all) of the Special Limited Partner's Partner Interest; provided that as a condition to the obligation of the Partnership to purchase such Special Limited Partner's Partner Interest, (i) the Special Limited Partner must deliver good and valid title to the Special Limited Partner's Partner Interest, free and clear of all liens, claims and other encumbrances and (ii) any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or otherwise, shall have expired or been terminated. The Partnership may elect to have an Affiliate make such purchase. The purchase price shall consist of cash in an amount equal to the fair market value of the Special Limited Partner's Partner Interest as of the date of the notice, determined by a nationally recognized independent appraiser or investment banking firm selected by the Managing General Partner. Any payment pursuant to this paragraph shall be made by wire transfer of immediately available funds no later than 30 days after the date of such notice. The Partnership shall not be obligated to purchase the Special Limited Partner's Partner Interest unless the Special Limited Partner delivers good and valid title to the Special Limited Partner's Partner Interest, free and clear of all liens, claims and other encumbrances.

                  (b) At any time, the Managing General Partner may require, upon 30 days prior written notice to the Special Limited Partner, that the Special Limited Partner sell to the Partnership all (but not less than all) of the Special Limited Partner's Partner Interest in consideration of (i) the payment of the cash price as provided in Section 4.5(a), and (ii) an additional amount in cash, if such sale is consummated prior to July 19, 2009, equal to (A) any incremental gain realized by the Special Limited Partner resulting from a decrease in its share of Indemnified Debt, multiplied by (B) a fraction, the numerator of which is the Effective Tax Rate and the denominator of which is one minus the Effective Tax Rate. Such purchase shall be effected no later than 30 days after the date

                                                                     Exhibit 7-B
                                                                   Page 21 of 58


of the notice. Any payment pursuant to this paragraph shall be made by wire transfer of immediately available funds no later than 30 days after the date of such notice, subject to the prior expiration or termination of any applicable waiting periods under the HSR Act or otherwise. The Special Limited Partner shall deliver good and valid title to the Special Limited Partner Partner Interest free and clear of all liens, claims and other encumbrances in the event this call right is exercised.

                                    ARTICLE V

                       CONTRIBUTIONS AND INITIAL TRANSFERS

         V.1 INITIAL CONTRIBUTIONS.

                  (a) In connection with the formation of the Partnership under the Delaware Act and pursuant to an Agreement of Limited Partnership dated March 15, 1996 and an Amended Agreement of Limited Partnership dated June 21, 1996,
(i) the Special Limited Partner and National Propane SGP, Inc., each made a Capital Contribution to the Partnership in the aggregate amount of $20.96 in exchange for a 2.0956% interest in the Partnership and each was admitted as a general partner of the Partnership, (ii) National Propane Partners, L.P. made a net Capital Contribution to the Partnership in the amount of $.01 in exchange for a .0001% interest in the Partnership and was admitted as a limited partner of the Partnership and (iii) the Special Limited Partner and National Propane SGP, Inc. contributed an aggregate $958.07 in exchange for a 95.8087% limited partner interest in the Partnership. The Special Limited Partner received a managing general partner interest and National Propane SGP, Inc. received a non-managing general partner interest.

         (b)  On July 2, 1996:

                  (i) The Special Limited Partner and National Propane SGP, Inc. conveyed substantially all of their assets to the Partnership. In exchange, the Partnership (A) increased the general partner interests of the Partnership so that each of the Special Limited Partner and National Propane SGP, Inc. had a 2.2648% general partner interest in the Partnership, (B) decreased the limited partner interests of the Partnership so that the Special Limited Partner and National Propane SGP, Inc. had a combined 95.4703% limited partner interest in the Partnership and (C) assumed certain liabilities.

                  (ii) The Special Limited Partner and National Propane SGP, L.P., thereafter conveyed all their limited partner interest in the Partnership to National Propane Partners, L.P., in exchange for the interests received pursuant to Section 5.2 of the Amended and Restated Agreement of Limited Partnership of National Propane Partners, L.P. dated as of July 2, 1996.

                  (iii) After the Partnership utilized approximately $62.2 million received pursuant to Section 5.1(b)(i) above to repay a portion of the indebtedness assumed in Section 5.1(b)(ii) above, National Propane Partners, L.P. contributed approximately $118.2 million to the Partnership. As a result of these conveyances, National Propane Partners, L.P. received an additional limited partner

                                                                     Exhibit 7-B
                                                                   Page 22 of 58


interest in the Partnership so that its aggregate limited partner interest in the Partnership was 97.9798% and the Special Limited Partner and National Propane SGP, Inc. each had a 1.0101% general partner interest in the Partnership.

         V.2 CONTRIBUTIONS PURSUANT TO THE PURCHASE AGREEMENT.

                  (a) On July 19, 1999, pursuant to the Purchase Agreement, the Special Limited Partner caused (i) National Propane Partners, L.P. to redeem (A) all 1.0% of the unsubordinated general partner interests in National Propane Partners, L.P. owned by National Propane SGP, Inc. in exchange for the simultaneous distribution to National Propane SGP, Inc. of a 0.9798% limited partner interest in the Partnership, (B) all 4,533,638 outstanding units representing subordinated general partner interests in National Propane Partners, L.P. and all incentive distribution rights representing general partner interests in National Propane Partners, L.P. owned by the Special Limited Partner in exchange for the simultaneous distribution to the Special Limited Partner of a 22.6351% limited partner interest in the Partnership and
(C) all 1.0% of the unsubordinated general partner interests in National Propane Partners, L.P. owned by the Special Limited Partner (other than a general partner interest valued at $1,000, which was subsequently purchased by the Managing General Partner for $1,000) in exchange for the simultaneous distribution to the Special Limited Partner of a 0.9798% limited partner interest in the Partnership, and immediately thereafter, (ii) the Partnership to redeem all of the units representing limited partner interests in the Partnership owned by the Special Limited Partner other than a 1.0% limited partner interest (inclusive of the interest in (C) above) in exchange for the simultaneous assignment and distribution to the Special Limited Partner of the promissory note in the original amount of $40,700,000, the principal amount of which (at the time of the assignment and distribution referred to in this clause
(ii)) will be $15,816,280, issued by Triarc Companies, Inc. to the order of the Partnership.

                  (b) Immediately thereafter, (i) the MLP purchased all of the limited partner interests in the Partnership owned by National Propane SGP, Inc. for an aggregate consideration of $686,000, and (ii) the Managing General Partner purchased (A) all of the general partner interests in the Partnership owned by National Propane SGP, Inc. for an aggregate consideration of $707,000, and (B) all of the general partner interests in the Partnership owned by the Special Limited Partner (other than a general partner interest valued at $1,000, which was subsequently purchased by the Managing General Partner for $1,000) for an aggregate consideration of $706,000. As contemplated by the Purchase Agreement, pursuant to this Agreement, the 1.0% limited partner interest referred to above has been converted into the Special Limited Partner Partner Interest.

         V.3 ADDITIONAL CAPITAL CONTRIBUTIONS.

                  The Special Limited Partner may, but shall not be obligated to, make additional Capital Contributions from time to time to the Partnership in order to maintain its Percentage Interest at 1.0%. Except as provided in the immediately preceding sentence, no Limited Partner shall be entitled to make additional Capital Contributions to the Partnership without prior written consent of the Managing General Partner. The Managing General Partner may make additional Capital Contributions to the Partnership at any time.

                                                                     Exhibit 7-B
                                                                   Page 23 of 58


         V.4 INTEREST AND WITHDRAWAL.

         No interest shall be paid by the Partnership on Capital Contributions, and no Partner shall be entitled to withdrawal or return of any part of its Capital Contributions or to receive any distribution from the Partnership, except as provided in Articles VI, XI and XII.

         V.5 CAPITAL ACCOUNTS.

                  (a) The Partnership shall maintain for each Partner owning a Partner Interest a separate Capital Account with respect to such Partner Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partner Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partner Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partner Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partner Interest pursuant to Section 6.1.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                           (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the Managing General Partner) of all property owned by any OLP Subsidiary that is classified as a partnership for federal income tax purposes.

                           (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partner Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

                           (iii) Except as otherwise provided in Treasury Regulation Section 1.704- 1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent

                                                                     Exhibit 7-B
                                                                   Page 24 of 58


         an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704- 2(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                           (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                           (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Managing General Partner may adopt.

                           (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (c) A transferee of a Partner Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partner Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties, liabilities and the Capital Accounts shall be treated as mandated by Treasury Regulations issued pursuant to Sections 708 and 704 of the Code, as amended. The Capital Accounts of such new Partnership shall be maintained in accordance with the principles of this Section 5.5.

                  (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partner Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance

                                                                     Exhibit 7-B
                                                                   Page 25 of 58


shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partner Interests shall be determined by the Managing General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Managing General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partner Interests of all Partners at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

                           (ii) In accordance with Treasury Regulation Section
1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partner Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

         V.6 LOANS FROM PARTNERS.

         Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

         V.7 LIMITED PREEMPTIVE RIGHTS.

         Except as provided in Section 5.3, no Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partner Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into

                                                                     Exhibit 7-B
                                                                   Page 26 of 58


or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partner Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partner Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         V.8 FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER PARTNER INTERESTS.

         All Limited Partner Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

         VI.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

                  (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year (or portion thereof) and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year (or portion thereof) shall be allocated as follows:

                           (i) First, 100% to the General Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the General Partners pursuant to this
         Section 6.1(a)(i) for the current taxable year (or portion thereof) and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partners pursuant to Section 6.1(b)(ii) for all previous taxable years;

                           (ii) Second, 100% to the General Partners and the Limited Partners, in accordance with their respective Percentage Interests.

                  (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable year (or portion thereof) and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable year (or portion thereof) shall be allocated as follows:

                                                                     Exhibit 7-B
                                                                   Page 27 of 58


                           (i) First, 100% to the General Partners and the Limited Partners, in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause a Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account) greater than the amount it is obligated to restore;

                           (ii) Second, the balance, if any, 100% to the General Partners, in accordance with their respective Percentage Interests.

                  (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this
Section 6.1 and after all distributions provided under Section 6.3(a) have been made with respect to the taxable period ending on or before the Liquidation Date; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to
Section 12.4.

                           (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                                    (A) First, to each Partner having a deficit
         balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

                                    (B) Second, 100% to the General Partners and
         the Limited Partners in accordance with their respective Percentage Interests.

                           (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated to the Partners in the following manner (and the Capital Accounts of the Partners shall be decreased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                                    (A) First, 100% to the General Partners and
         the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

                                                                     Exhibit 7-B
                                                                   Page 28 of 58


                                    (B) Second, the balance, if any, 100% to the
         General Partners, in accordance with their respective Percentage Interests.

                  (d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable year (or portion thereof):

                           (i) Partnership Minimum Gain Chargeback.
         Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704- 2(f) and shall be interpreted consistently therewith.

                           (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation
         Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
         Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
         1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

                                                                     Exhibit 7-B
                                                                   Page 29 of 58


                           (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this
         Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

                           (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                           (vi) Partner Nonrecourse Deductions. Partner
         Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                           (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                           (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                                                                     Exhibit 7-B
                                                                   Page 30 of 58


                           (ix)  Curative Allocation.

                                    (A) Notwithstanding any other provision of
         this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account pursuant to this Section 6.1(d)(ix) except to the extent that there has been a decrease in Partnership Minimum Gain and
         (2) Partner Nonrecourse Deductions shall not be taken into account pursuant to this Section 6.1(d)(ix) except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic Agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                                    (B) The Managing General Partner shall have
         reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         VI.2 ALLOCATIONS FOR TAX PURPOSES.

                  (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

                  (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                           (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and

                                                                     Exhibit 7-B
                                                                   Page 31 of 58

         its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 6.1.

                           (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

                           (iii) The Managing General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

                           (c) The Managing General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code. The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, and if such allocations are consistent with the principles of Section 704 of the Code.

                           (d) The Managing General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or the legislative history of Section 197 of the Code or Proposed Treasury Regulation Section 1.197-2(g)(3).

                           (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                                                                     Exhibit 7-B
                                                                   Page 32 of 58


                           (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

                           (g) The Managing General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partner Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         VI.3 DISTRIBUTIONS.

                  (a) Distribution of Available Cash in any Quarter shall be made to the Partners at the times and in the aggregate amounts determined by the Managing General Partner in its sole discretion. Except as provided in
Section 6.3(c), all distributions of Available Cash shall be made to the Partners in accordance with their respective Percentage Interests. No distribution of cash shall be made if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to
Section 17-607 of the Delaware Act.

                  (b) The Managing General Partner may elect in any Quarter to distribute to any Partner any property other than cash held by the Partnership in the aggregate amount determined by the Managing General Partner in its sole discretion; provided, however, the Managing General Partner may not without the consent of the Special Limited Partner distribute any cash or other property held by the Partnership to the Special Limited Partner pursuant to this
Section 6.3(b) if such distribution would reduce the Special Limited Partner's Percentage Interest below 1.0%; provided further, no distribution pursuant to this Section 6.3(b) may be made in any Quarter in which the Liquidation Date occurs or any following Quarter.

                  (c) In the event of the dissolution and liquidation of the Partnership, all distributions of cash or any other property shall be made solely in accordance with, and subject to the terms and conditions of, Section 12.4.

                  (d) The Managing General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

                                                                     Exhibit 7-B
                                                                   Page 33 of 58


                                   ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

         VII.1 MANAGEMENT.

                  (a) The Managing General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provision of this Agreement, the Managing General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

                           (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

                           (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                           (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

                           (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, the lending of funds to other Persons (including the MLP, the General Partners and their Affiliates), the repayment of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

                           (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partners or their assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

                           (vi) the distribution of Partnership cash;

                                                                     Exhibit 7-B
                                                                   Page 34 of 58


                           (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                           (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners (including the assets of the Partnership) as it deems necessary or appropriate;

                           (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships;

                           (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

                           (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

                  (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners agrees that the execution, delivery or performance by the Managing General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement [(including any agreement necessary or desirable in the event that the Partnership, the Class A Limited Partner or any direct or indirect parent seeks to make a public or private offering of interests therein)], shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

         VII.2 CERTIFICATE OF LIMITED PARTNERSHIP.

         On March 16 , 1996, the Special Limited Partner caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Managing General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Managing General Partner in its sole discretion to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity

                                                                     Exhibit 7-B
                                                                   Page 35 of 58


in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.

         VII.3 RESTRICTIONS ON MANAGING GENERAL PARTNER'S AUTHORITY.

                  (a) The Managing General Partner may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership or (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose.

                  (b) The Managing General Partner may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions without the approval of the Limited Partners.

         VII.4 REIMBURSEMENT OF THE GENERAL PARTNERS.

                  (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the MLP Agreement, the General Partners shall not be compensated for their services as general partners of the MLP or any Group Member.

                  (b) The General Partners shall be reimbursed on a monthly basis, or such other reasonable basis as the Managing General Partner may determine in its sole discretion, for (i) all direct and indirect expenses that they incur or payments they make on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partners in the discharge of their duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the Managing General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partners by their Affiliates). The Managing General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the Managing General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to Section 7.7.

                  (c) The Managing General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices for the benefit of employees of the Managing General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. Expenses incurred by the Managing General Partner in connection with any such plans, programs and practices shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the Managing General Partner under any employee benefit plans, employee programs

                                                                     Exhibit 7-B
                                                                   Page 36 of 58


or employee practices adopted by the Managing General Partner as permitted by this Section 7.4(c) shall constitute obligations of the Managing General Partner hereunder and shall be assumed by any successor Managing General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Managing General Partner's Partner Interest as a general partner in the Partnership pursuant to Section 4.2.

         VII.5 OUTSIDE ACTIVITIES.

                  (a) The General Partners and their Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

                  (b) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitee in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partners' fiduciary duty (or any other obligation of any type whatsoever of the General Partners) for any General Partner or for any Affiliate of a General Partner to engage in such business interests and activities in preference to or to the exclusion of the Partnership (including, without limitation, the General Partners and their Affiliates shall have no obligation to present business opportunities to the Partnership).

         VII.6 LOANS FROM THE GENERAL PARTNERS; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP; CONTRACTS WITH AFFILIATES; CERTAIN RESTRICTIONS ON THE GENERAL PARTNERS.

                  (a) The General Partners or any of their Affiliates may lend to the MLP or any Group Member, and the MLP or any Group Member may borrow from the General Partners or any of their Affiliates, funds needed or desired by the MLP or the Group Member for such periods of time and in such amounts as the Managing General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms'-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

                                                                     Exhibit 7-B
                                                                   Page 37 of 58


                  (b) The Partnership may lend or contribute to any Group Member, the General Partners or any of their Affiliates and any Group Member, the General Partners or any of their Affiliates may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the Managing General Partner; provided, however, that the Partnership may not charge the Group Member, General Partners or their Affiliates interest at a rate less than the rate that would be charged to the Group Member, the General Partners or any of their Affiliates by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Managing General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

                  (c) The Managing General Partner may itself, or may enter into an Agreement with any of its Affiliates to, render services to a Group Member or to the Managing General Partner in the discharge of its duties as a general partner of the Partnership. Any services rendered to a Group Member by the Managing General Partner (other than services it renders in its capacity as Managing General Partner) or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this
Section 7.6(c).

                  (d) Any Group Member may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (e) Neither the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.1(a) and 5.1(b), (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

                  (f) The General Partners and their Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partners or their Affiliates to enter into such contracts.

                                                                     Exhibit 7-B
                                                                   Page 38 of 58


         VII.7 INDEMNIFICATION.

                  (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

                  (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Partnership may purchase and maintain (or reimburse the Managing General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partners, their Affiliates and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to

                                                                     Exhibit 7-B
                                                                   Page 39 of 58


the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair (i) the right of any Indemnitee to be indemnified by the Partnership, or (ii) the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         VII.8 LIABILITY OF INDEMNITEES.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired Partner Interests, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as Managing
General Partner set forth in Section 7.1(a), the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partners shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing General Partner in good faith.

                  (c) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                                                     Exhibit 7-B
                                                                   Page 40 of 58


         VII.9 RESOLUTION OF CONFLICTS OF INTEREST.

                  (a) Unless otherwise expressly provided in this Agreement whenever a potential conflict of interest exists or arises between one of the General Partners or any of its Affiliates, on the one hand, and the Partnership, the MLP, any Partner or any Assignee, on the other, any resolution or course of action by the General Partners or their Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Managing General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Managing General Partner may also adopt a resolution or course of action that has not received Special Approval. The Managing General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Managing General Partner (including the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managing General Partner (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Managing General Partner, the resolution, action or terms so made, taken or provided by the Managing General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

                  (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the Managing General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith"

                                                                     Exhibit 7-B
                                                                   Page 41 of 58


or under another express standard, the Managing General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Managing General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership, or any Limited Partner. The Managing General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.

                  (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                  (d) The Limited Partners hereby authorize the Managing
General Partner, on behalf of the Partnership as a partner of a Group Member, to approve actions by the general partner of such Group Member similar to those actions permitted to be taken by the Managing General Partner pursuant to this
Section 7.9.

         VII.10   OTHER MATTERS CONCERNING THE MANAGING GENERAL PARTNER.

                  (a) The Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Managing General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The Managing General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the Managing General Partner to act under this Agreement or any other Agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Managing General Partner to be in, or not inconsistent with, the best interests of the Partnership.

                                                                     Exhibit 7-B
                                                                   Page 42 of 58


         VII.11 RESERVED.

         VII.12 RELIANCE BY THIRD PARTIES.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner and any officer of the Managing General Partner authorized by the Managing General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         VIII.1 RECORDS AND ACCOUNTING.

         The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

                                                                     Exhibit 7-B
                                                                   Page 43 of 58


         VIII.2 FISCAL YEAR.

         The fiscal year of the Partnership shall be the calendar year.


                                   ARTICLE IX

                                   TAX MATTERS

         IX.1 PREPARATION OF TAX RETURNS.

         The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

         IX.2 TAX ELECTIONS.

                  (a) The Partnership shall have in effect an election under
Section 754 of the Code in accordance with applicable regulations thereunder.

                  (b) The Partnership elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

                  (c) Except as otherwise provided herein, the Managing General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

         IX.3 TAX CONTROVERSIES.

         Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith; provided, however, that the Special Limited Partner may exercise the authority and responsibilities provided for in Section 5.2 of the Purchase Agreement. Each Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

                                                                     Exhibit 7-B
                                                                   Page 44 of 58


         IX.4 WITHHOLDING.

         Notwithstanding any other provision of this Agreement, the Managing General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                    ARTICLE X

                              ADMISSION OF PARTNERS

         X.1 ADMISSION OF THE GENERAL PARTNERS AND LIMITED PARTNERS.

                  The Managing General Partner was previously admitted as a General Partner, the MLP was previously admitted as a Limited Partner (and is now the Class A Limited Partner) and the Special Limited Partner was previously admitted as a Limited Partner (and is now the Special Limited Partner).

         X.2 ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

         Any person that is the successor in interest to a Limited Partner as described in Section 4.3 or 4.5 shall be admitted to the Partnership as a Class A Limited Partner or the Special Limited Partner, as applicable, upon (a) furnishing to the Managing General Partner (i) acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a Limited Partner in the Partnership and (b) obtaining the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole discretion, except that the Managing General Partner shall give such consent to an affiliate of the Special Limited Partner who has become a successor in interest pursuant to a transfer permitted by Section 4.3. Such Person shall be admitted to the Partnership as a Class A Limited Partner or the Special Limited Partner, as applicable, immediately prior to the transfer of the Partner Interest, and the business of the Partnership shall continue without dissolution.

         X.3 ADMISSION OF SUCCESSOR OR TRANSFEREE GENERAL PARTNERS.

         A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of a General Partner's Partner Interest as a general partner in the Partnership pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as a

                                                                     Exhibit 7-B
                                                                   Page 45 of 58


General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner's Partner Interest as a general partner in the Partnership pursuant to
Section 4.2; provided, however, that no such successor shall be admitted to the Partnership until such successor has executed and delivered such documents or instruments as may be required, in the discretion of the Departing Partner, to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

         X.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS.

                  (a) A Person (other than the General Partners, the Special Limited Partner, the MLP or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in
Section 2.6 and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner to effect such Person's admission as an Additional Limited Partner.

                  (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Managing General Partner to such admission.

         X.5 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

         To effect the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Managing General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI

                        WITHDRAWAL OR REMOVAL OF PARTNERS

         XI.1 WITHDRAWAL OF THE GENERAL PARTNERS.

                  (a) The Managing General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

                                                                     Exhibit 7-B
                                                                   Page 46 of 58


                           (i) the Managing General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                           (ii) the Managing General Partner transfers all of its rights as Managing General Partner pursuant to Section 4.2;

                           (iii) the Managing General Partner is removed pursuant to Section 11.2;

                           (iv) the Managing General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the Managing General Partner or of all or any substantial part of its properties;

                           (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing General Partner; or

                           (vi) (A) in the event the Managing General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the Managing General Partner, or 90 days expire after the date of notice to the Managing General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the Managing General Partner is a partnership, the dissolution and commencement of winding up of the Managing General Partner; (C) in the event the Managing General Partner is acting in such capacity by virtue of being a trustee of the trust, the termination of the trust; (D) in the event the Managing General Partner is a natural person, his death or adjudication of incompetency;
         (E) and otherwise in the event of the termination of the Managing General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi) (A),
(B), (C) or (E) occurs, the withdrawing Managing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this
Section 11.1 shall result in the withdrawal of the Managing General Partner from the Partnership.

                  (b) Withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time prior to July 1, 2006, the Managing General Partner voluntarily withdraws by giving at least 90 days advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal the Managing General

                                                                     Exhibit 7-B
                                                                   Page 47 of 58


Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of any Limited Partner or any limited partner of any Group Member or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after June 30, 2006, the Managing General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (iii) at any time that the Managing General Partner ceases to be the Managing General Partner pursuant to Section 11.1(a)(ii) or (iii). If the Managing General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i) a majority in interest of the Class A Limited Partners may, prior to the effective date of such withdrawal or removal, elect a successor Managing General Partner. If, prior to the effective date of the Managing General Partner's withdrawal, a successor is not selected by the Class A Limited Partners as provided herein (or, if applicable, the Partnership does not receive a Withdrawal Opinion of Counsel), the Partnership shall be dissolved in accordance with Section 12.1. Any successor Managing General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

         XI.2 REMOVAL OF THE MANAGING GENERAL PARTNER.

         The Managing General Partner may be removed if such removal is approved by the Class A Limited Partners holding 66 2/3% of the Class A Limited Partner Partner Interests (including the Partner Interests held by the General Partners and their Affiliates). Any such action by such Class A Limited Partners for removal of the Managing General Partner must also provide for the election of a successor General Partner by the Class A Limited Partners holding at least a majority of the Partner Interests (including the Partner Interests held by the General Partners and their Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to
Section 10.3. The removal of the Managing General Partner shall also automatically constitute the removal of the Managing General Partner as general partner of the other Group Members. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become the successor general partner of the other Group Members. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

         XI.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER.

                  (a) The Partner Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall be purchased by the successor to the Departing Partner for cash in an amount equal to the fair market value of such Departing Partner"s Partner Interest, such amount to be determined and payable as of the effective date of its departure. Such purchase shall be a condition to the admission to the Partnership of the successor as a General Partner. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

                                                                     Exhibit 7-B
                                                                   Page 48 of 58


                  For purposes of this Section 11.3(a), the fair market value of the Departing Partners' Partner Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner"s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner"s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Departing Partner"s Partner Interest.

                  (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

                  (c) Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

         XI.4 WITHDRAWAL OF THE LIMITED PARTNER.

         Except as provided in Section 4.5, no Limited Partner shall have the right to withdraw from the Partnership without the prior written consent of the Managing General Partner, which may be granted or withheld in its sole discretion.


                                   ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

         XII.1 DISSOLUTION.

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Managing General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor Managing General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

                                                                     Exhibit 7-B
                                                                   Page 49 of 58


                  (a) the expiration of its term as provided in Section 2.7;

                  (b) an Event of Withdrawal of the Managing General
Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in
Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

                  (c) an election to dissolve the Partnership by the Managing General Partner that is approved by all of the Class A Limited Partners;

                  (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

                  (e) the sale of all or substantially all of the assets and properties of the Partnership Group.

         XII.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER
DISSOLUTION.

         Upon dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Managing General Partner as provided in Section 11.1(a)(i) or (iii) and following a failure of the Class A Limited Partners to appoint a successor Managing General Partner as provided in Section
11.1 or 11.2, then within 90 days thereafter, all of the Class A Limited Partners may elect to reconstitute the Partnership and continue its business on the terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a Managing General Partner a Person approved by the majority of the Class A Limited Partners. Upon any such election by the Class A Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                           (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

                           (ii) if the successor General Partner is not the former Managing General Partner, then the interest of the former Managing General Partner shall be purchased by the successor General Partner; and

                           (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the Managing General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the

                                                                     Exhibit 7-B
                                                                   Page 50 of 58


         exercise of the right would not result in the loss of limited liability of the Limited Partners and (y) neither the Partnership, the reconstituted limited partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

         XII.3 LIQUIDATOR.

         Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the Managing General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation for its services as may be approved by the Class A Limited Partners. The Liquidator (if other than the Managing General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Class A Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority in interest of the Class A Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual or otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

         XII.4 LIQUIDATION.

         The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

                  (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation of the Partnership's assets for a reasonable time if it determines that an immediate sale of all or part of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute

                                                                     Exhibit 7-B
                                                                   Page 51 of 58


discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

                  (b) Discharge of Liabilities. Liabilities of the
Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

                  (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation, Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

         XII.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

         Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         XII.6 RETURN OF CAPITAL CONTRIBUTIONS.

         Except as provided in Section 12.8, the General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of any Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         XII.7 WAIVER OF PARTITION.

         To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

         XII.8 CAPITAL ACCOUNT RESTORATION.

         No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The Managing General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership

                                                                     Exhibit 7-B
                                                                   Page 52 of 58


by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.


                                  ARTICLE XIII

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         XIII.1 AMENDMENT PROCEDURE.

         Each Partner agrees that the Managing General Partner may amend any provision of this Agreement and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith. Unless such amendment is expressly permitted under this Agreement to be made by the Managing General Partner acting alone, any such amendment, to be effective, shall require the approval of a majority in interest of the Class A Limited Partners. Other than as set forth in Section 13.2, no consent or approval of the Special Limited Partner shall be required in connection with any such amendment.

         XIII.2 LIMITATION.

         Other than as set forth in the next sentence, notwithstanding any other provision of this Agreement to the contrary, the Special Limited Partner shall have no voting or approval rights with respect to any matter, including the matters covered by Articles XI, XII, XIII and XIV hereof. Notwithstanding any provision of this Agreement to the contrary, without the approval of the Special Limited Partner no amendment of this Agreement shall (a) adversely affect the tax deferral for the benefit of the Special Limited Partner sought to be accomplished by the Debt Indemnity or (b) materially adversely affect the non-voting, economic value of the Special Limited Partner"s Partner Interest.


                                   ARTICLE XIV

                                     MERGER

         XIV.1 AUTHORITY.

         The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

                                                                     Exhibit 7-B
                                                                   Page 53 of 58


         XIV.2 PROCEDURE FOR MERGER OR CONSOLIDATION.

         Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Managing General Partner. If the Managing General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing General Partner.

                                                                     Exhibit 7-B
                                                                   Page 54 of 58


         XIV.3 APPROVAL BY CLASS A LIMITED PARTNERS OF MERGER OR CONSOLIDATION.

                  (a) The Managing General Partner, upon its approval of the Merger Agreement, shall direct that a copy or a summary of the Merger Agreement be submitted to the Class A Limited Partners for their approval.

                  (b) The Merger Agreement shall be approved upon receiving the approval of a majority in interest of the Class A Limited Partners.

                  (c) After such approval by the Class A Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to
Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         XIV.4 CERTIFICATE OF MERGER.

         Upon the required approval by the Managing General Partner and the Class A Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         XIV.5 EFFECT OF MERGER.

                  (a) At the effective time of the certificate of merger:

                           (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                           (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                           (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b) A merger or consolidation effected pursuant to this
Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                                                     Exhibit 7-B
                                                                   Page 55 of 58


                                   ARTICLE XV

                               GENERAL PROVISIONS

         XV.1 ADDRESSES AND NOTICES.

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when received by it at the principal office of the Partnership referred to in Section 2.3.

         XV.2 REFERENCES.

         Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         XV.3 FURTHER ACTION.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         XV.4 BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         XV.5 INTEGRATION.

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                                                                     Exhibit 7-B
                                                                   Page 56 of 58


         Nothing in this Agreement shall be deemed to waive or modify the rights of any of the parties to the Purchase Agreement, to the extent therein provided, and any and all remedies or damages asserted with respect to such rights shall be governed solely by the Purchase Agreement.

         XV.6 CREDITORS.

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         XV.7 WAIVER.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

         XV.8 COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

         XV.9 APPLICABLE LAW.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         XV.10 INVALIDITY OF PROVISIONS.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                                                     Exhibit 7-B
                                                                   Page 57 of 58


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          MANAGING GENERAL PARTNER:

                                          CP HOLDINGS, INC.


                                          By:
                                             ----------------------------------
                                                   Name:
                                                   Title:

                                          CLASS A LIMITED PARTNER:

                                          COLUMBIA PROPANE, L.P.


                                          By:
                                             ----------------------------------
                                                   Name:
                                                   Title:


                                          SPECIAL LIMITED PARTNER:

                                          NATIONAL PROPANE CORPORATION


                                          By:
                                             ----------------------------------
                                                   Name:
                                                   Title:

                                                                     Exhibit 7-B
                                                                   Page 58 of 58

                                   SCHEDULE A



                                    Committed
Name of Owner                        Capital               Percentage Interest
-------------                      ------------            -------------------
MLP                                $68,600,000                     98.0
Managing General Partner           $   700,000                      1.0
Special Limited Partner            $   700,000                      1.0
                                                                  -----
                                                                  100.0

                                                                     Exhibit 8-B
                                                                    Page 1 of 15


                                     BYLAWS
                                       OF
                COLUMBIA ELECTRIC PEDRICK LIMITED II CORPORATION


                                    ARTICLE I

                                  Stockholders

               Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

               Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

               Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

               Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the

                                                                     Exhibit 8-B
                                                                    Page 2 of 15


stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

               Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting. The person presiding over the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

               Section 1.7. Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

               Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is

                                                                     Exhibit 8-B
                                                                    Page 3 of 15


adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of determination of stockholders for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (iv) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (v) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (vi) the record date for determining stockholders for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled
(i) to examine the stock ledger, the list of stockholders entitled to vote at the meeting or the books of the corporation, (ii) to vote in person or by proxy at any meeting of stockholders, or (iii) to express consent or dissent to corporate action in writing without a meeting.

               Section 1.10. Action By Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a

                                                                     Exhibit 8-B
                                                                    Page 4 of 15


vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

               Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one
(1) or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector's or inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

               Section 1.12. Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on

                                                                     Exhibit 8-B
                                                                    Page 5 of 15


entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                               Board of Directors

               Section 2.1. Number; Qualifications. The Board of Directors shall consist of one (1) or more members. The number of members comprising the Board of Directors initially shall be the number of persons named as directors in the certificate of incorporation (or if no person is so named, the number of persons elected by the Incorporator). The number of members comprising the Board of Directors thereafter shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

               Section 2.2. Election; Resignation; Removal; Vacancies. The Board of Directors initially shall consist of the person or persons named as Directors in the certificate of incorporation (or, if no person is so named, the person or persons elected by the Incorporator), and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced, or until his successor is elected and qualified, or until his earlier death, resignation, or removal.

               Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

               Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

               Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons

                                                                     Exhibit 8-B
                                                                    Page 6 of 15


participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

               Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

               Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                   Committees

               Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

               Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

                                                                     Exhibit 8-B
                                                                    Page 7 of 15


                                   ARTICLE IV

                                    Officers

               Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

               Section 4.2.  Powers and Duties of Executive Officers.

               (i) President. The President shall be the chief executive officer of the corporation. Subject to the provisions of the certificate of incorporation, these bylaws, and the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The President shall have power to execute in the name of the corporation all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the corporation which are authorized, and to affix the corporate seal thereto. The President shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

               (ii) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The Vice President (if only one (1) Vice President is chosen by the Board) or one (1) Vice President designated by the Board (if two (2) or more Vice Presidents are chosen by the Board of Directors) shall perform the duties and exercise the powers of the President in the event of the President's absence or disability.

               (iii) Treasurer. The Treasurer, if any, shall have the responsibility for maintaining the financial records of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

                                                                     Exhibit 8-B
                                                                    Page 8 of 15


               (iv) Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and of the Board of Directors. The Secretary shall have charge of the corporate books and seal, shall have the power to affix the corporate seal to documents duly executed by any officer, and to attest to such affixation and execution, and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

                (v) Assistant Secretary and Assistant Treasurer. Each Assistant Secretary, if any, and each Assistant Treasurer, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

               (vi) Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                    ARTICLE V

                                      Stock

               Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

               Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Indemnification

               Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise

                                                                     Exhibit 8-B
                                                                    Page 9 of 15


involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

               Section 6.2. Advancement of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding referred to in Section 6.1 in advance of its final disposition; provided, however, that the payment of expenses incurred by an indemnitee in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified under this Article or otherwise.

               Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or advancement of expenses.

               Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               Section 6.5. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

               Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                                                     Exhibit 8-B
                                                                   Page 10 of 15


                                   ARTICLE VII

                                  Miscellaneous

               Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               Section 7.2. Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.

               Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

               Section 7.4. Interested Directors; Quorum. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

               Section 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

                                                                     Exhibit 8-B
                                                                   Page 11 of 15


               Section 7.6. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors to the extent permitted by the certificate of incorporation, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.


Date of Adoption: November 29, 1999


                         WRITTEN CONSENT OF DIRECTORS OF
                COLUMBIA ELECTRIC PEDRICK LIMITED II CORPORATION
                            IN LIEU OF FIRST MEETING

                 The undersigned, being all of the members of the Board of Directors (the "Board") of Columbia Electric Pedrick Limited II Corporation, a Delaware corporation (the "Corporation"), waive the notice, calling, and holding of a meeting of the Board, and in lieu of such a meeting, in accordance with
Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), do hereby consent to, adopt, authorize, and approve the following resolutions and the actions specified therein, and direct that this Written Consent be filed with the minutes of proceedings of the Board:

                                  INCORPORATION

                                RESOLVED, that the Organization Action in
                 Writing of the Incorporator of the Corporation, dated November 29, 1999, and the bylaws of the Corporation adopted by the Incorporator as a part of such action, be and hereby are, ratified, approved, accepted, and adopted.

                                  ORGANIZATION

                                RESOLVED, that the Board of Directors of the
                 Corporation (the "Board") shall consist of three (3) members.

                                RESOLVED, that Michael J. Gluckman is hereby
                 designated as Chairman of the Board of Directors.

                                RESOLVED, that each of the following persons is
                 hereby elected to serve as an officer of the Corporation until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification, or removal:

                         President and Chief Executive Officer   M. J. Gluckman
                         Senior Vice President                   R. M. Zulandi

                                                                     Exhibit 8-B
                                                                   Page 12 of 15


                         Vice President                          N. K. Cody
                         Vice President                          R. L. Dennis*
                         Treasurer and Chief Financial Officer   D. P. Detar
                         Secretary                               F. R. Gumbinner

                        *Duties limited to signing, executing and delivering
                         on behalf of the Corporation, applications, pleadings, corporate undertakings, reports and other documents necessary or appropriate to proceedings before state and federal regulatory authorities.

                                  BANK ACCOUNT

                                    RESOLVED, that the Treasurer be, and he
                  hereby is, authorized and directed to open one or more general account(s) in the name of the Corporation (each such account being hereinafter referred to as a "General Account") with PNC Bank, Pittsburgh, and/or any of its affiliated depository institutions in any and all markets that they may serve ("PNC All Markets"), as such institutions may be selected by the Treasurer from time to time and, if the Treasurer deems necessary or appropriate, to open or close any other bank accounts that the Corporation has or may have with any other depository institutions as the Treasurer may deem appropriate, and that checks, drafts, and orders for payment of money (including orders for repetitive or non-repetitive electronic funds transfers) drawn against any General Account shall be signed as provided in these Resolutions; and further

                                    RESOLVED, that the Treasurer be, and he
                  hereby is, authorized and directed to cause PNC All Markets to honor checks, drafts, or other orders on any General Account for the payment of money drawn in the Corporation's name, and cause PNC All Markets to honor and to charge this Corporation for such checks, drafts, or other orders for payment (a) signed by one (1) officer of the Corporation where any one such check, draft, or order for payment of money is for an amount less than twenty-five thousand dollars ($25,000.00) and
                  (b) signed by two (2) officers of the Corporation where any one such check, draft or order for payment of money is for an amount equal to or greater than twenty-five thousand dollars ($25,000.00), if such signatures resemble the specimens duly certified to and filed with PNC All Markets by the Secretary or Assistant Secretary of the Corporation; and further

                                    RESOLVED, that the Treasurer of the
                  Corporation be, and he hereby is, authorized to enter into an electronic funds transfer agreement with PNC All Markets in order to provide for telegraphic, telephonic, or electronic instructions pursuant to previously written orders signed in accordance with

                                                                     Exhibit 8-B
                                                                   Page 13 of 15


                  these Resolutions; and further

                                    RESOLVED, that any such electronic funds
                  transfer arrangement may provide that PNC All Markets be authorized to make such electronic funds transfers without inquiry as to the circumstance of issue or the disposition of the proceeds, provided, that such funds transfer instructions are given and accepted by PNC All Markets in conformity with written authorization signed by two (2) officers of the Corporation whose signatures have been duly certified to PNC All Markets by the Secretary or Assistant Secretary; and further

                                    RESOLVED, that the Treasurer be, and he
                  hereby is, authorized to designate to PNC All Markets, in writing, individuals employed in the Columbia Energy Group Service Corporation's Cash Management Department, who need not be officers or employees of the Corporation, to give, in the name of the Corporation, telephonic, telegraphic, or electronic transfer instructions for payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred to any bank, pursuant to previously issued written orders, signed by officers of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                      STOCK

                                RESOLVED, that the form of certificate for the
                 Corporation's common stock, par value one dollar ($1.00) per share (the "Common Stock"), that is attached to this Written Consent, be, and the same hereby is, adopted as the certificate to represent shares of the Common Stock of the Corporation.

                                RESOLVED, that the Corporation shall issue and
                 sell one (1) share of Common Stock to Columbia Electric Pedrick General Corporation ("CEPGC"), upon CEPGC's contribution to the Corporation of a 14% interest in Pedricktown Cogeneration Limited Partnership at such time as CEPGC may deem to be appropriate, in CEPGC's sole discretion, and upon the issuance of such Common Stock to CEPGC, and CEPGC's payment therefor as aforesaid, such shares of Common Stock shall be duly and legally issued to CEPGC and shall be fully paid and nonassessable.

                                RESOLVED, that upon the issuance of such shares
                 of Common Stock, the officers of the Corporation be, and they hereby are, authorized and directed to issue and cause to be delivered to CEPGC a

                                                                     Exhibit 8-B
                                                                   Page 14 of 15


                 properly executed certificate for such shares and, if requested, a receipt for payment for such shares.

                                RESOLVED, that the officers of this Corporation
                 shall have no authority to sell or issue, or offer to sell or issue, any shares of stock of the Corporation to any person or entity other than CEPGC.

                                      SEAL

                                RESOLVED, that the seal imprinted on the margin
                 hereof be, and the same hereby is, adopted as the Corporation's corporate seal.

                                   FISCAL YEAR

                                RESOLVED, that the fiscal year of the
                 Corporation shall be coextensive with the fiscal year of CEPGC.

                            ADMISSION TO PARTNERSHIP

                                RESOLVED, that the officers of the Corporation
                 be, and each of them hereby is, authorized and directed to cause the Corporation to become admitted as, and assume all of the duties and responsibilities of, a limited partner of Pedricktown Cogeneration Limited Partnership, and in furtherance thereof, to execute and deliver such documents, including a Consent and Agreement in form and substance as prepared by counsel to such partnership, and cause the Corporation to perform its obligations thereunder, and otherwise take such actions, at such time or times, and in such steps, as such officer(s) may determine to be necessary or appropriate, the taking of any such action by any such officer(s) to be conclusive evidence of such determination.


                 This Written Consent may be executed in one or more counterparts, each of which shall constitute an original document, but all of which taken together shall constitute but one instrument. Each counterpart shall be effective with respect to each member of the Board signing it, even if another member of the Board whose signature is contemplated hereunder does not sign the same counterpart.



               [THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY;
                    THE SIGNATURE PAGE(S) IMMEDIATELY FOLLOW]

                                                                     Exhibit 8-B
                                                                   Page 15 of 15


                 IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed and delivered to the Corporation this Written Consent as of November 29, 1999.

                                            NAME


                                            ____________________________________
                                            Michael J. Gluckman


                                            ____________________________________
                                            Robert M. Zulandi


                                            ____________________________________
                                            Fredric R. Gumbinner




Receipt of the foregoing Written Consent is hereby acknowledged as of the 29th day of November, 1999.


COLUMBIA ELECTRIC PEDRICK
LIMITED II CORPORATION



By:______________________________
Name: Fredric R. Gumbinner
Title:   Secretary

                                                                     Exhibit 9-B
                                                                    Page 1 of 15

                                     BYLAWS
                                       OF
                COLUMBIA ELECTRIC PEDRICK GENERAL II CORPORATION


                                    ARTICLE I

                                  Stockholders

               Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

               Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

               Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

               Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in

                                                                     Exhibit 9-B
                                                                    Page 2 of 15


the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

               Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting. The person presiding over the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

               Section 1.7. Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

               Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date

                                                                     Exhibit 9-B
                                                                    Page 3 of 15


upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of determination of stockholders for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (iv) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (v) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(vi) the record date for determining stockholders for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled
(i) to examine the stock ledger, the list of stockholders entitled to vote at the meeting or the books of the corporation, (ii) to vote in person or by proxy at any meeting of stockholders, or (iii) to express consent or dissent to corporate action in writing without a meeting.

               Section 1.10. Action By Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of meetings of stockholders are recorded. Prompt notice of the

                                                                     Exhibit 9-B
                                                                    Page 4 of 15


taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

               Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one
(1) or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector's or inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

               Section 1.12. Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                                                     Exhibit 9-B
                                                                    Page 5 of 15


                                   ARTICLE II

                               Board of Directors

               Section 2.1. Number; Qualifications. The Board of Directors shall consist of one (1) or more members. The number of members comprising the Board of Directors initially shall be the number of persons named as directors in the certificate of incorporation (or if no person is so named, the number of persons elected by the Incorporator). The number of members comprising the Board of Directors thereafter shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

               Section 2.2. Election; Resignation; Removal; Vacancies. The Board of Directors initially shall consist of the person or persons named as Directors in the certificate of incorporation (or, if no person is so named, the person or persons elected by the Incorporator), and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced, or until his successor is elected and qualified, or until his earlier death, resignation, or removal.

               Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

               Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

               Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

               Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law

                                                                     Exhibit 9-B
                                                                    Page 6 of 15


otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

               Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                   Committees

               Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

               Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

                                   ARTICLE IV

                                    Officers

               Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its

                                                                     Exhibit 9-B
                                                                    Page 7 of 15


members. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

               Section 4.2.  Powers and Duties of Executive Officers.

               (i) President. The President shall be the chief executive officer of the corporation. Subject to the provisions of the certificate of incorporation, these bylaws, and the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The President shall have power to execute in the name of the corporation all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the corporation which are authorized, and to affix the corporate seal thereto. The President shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

               (ii) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The Vice President (if only one (1) Vice President is chosen by the Board) or one (1) Vice President designated by the Board (if two (2) or more Vice Presidents are chosen by the Board of Directors) shall perform the duties and exercise the powers of the President in the event of the President's absence or disability.

               (iii) Treasurer. The Treasurer, if any, shall have the responsibility for maintaining the financial records of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

               (iv) Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and of the Board of Directors. The Secretary shall have charge of the corporate books and seal, shall have the power to affix the corporate seal to documents duly executed by any officer, and to attest to such affixation and execution, and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

                                                                     Exhibit 9-B
                                                                    Page 8 of 15


                (v) Assistant Secretary and Assistant Treasurer. Each Assistant Secretary, if any, and each Assistant Treasurer, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

               (vi) Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                    ARTICLE V

                                      Stock

               Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

               Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Indemnification

               Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part

                                                                     Exhibit 9-B
                                                                    Page 9 of 15


thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

               Section 6.2. Advancement of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding referred to in Section 6.1 in advance of its final disposition; provided, however, that the payment of expenses incurred by an indemnitee in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified under this Article or otherwise.

               Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or advancement of expenses.

               Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               Section 6.5. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

               Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                                  Miscellaneous

               Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               Section 7.2. Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.

               Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the

                                                                     Exhibit 9-B
                                                                   Page 10 of 15


time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

               Section 7.4. Interested Directors; Quorum. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

               Section 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

               Section 7.6. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors to the extent permitted by the certificate of incorporation, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.



Date of Adoption: November 30, 1999

                                                                     Exhibit 9-B
                                                                   Page 11 of 15


                         WRITTEN CONSENT OF DIRECTORS OF
                COLUMBIA ELECTRIC PEDRICK GENERAL II CORPORATION
                            IN LIEU OF FIRST MEETING

                 The undersigned, being all of the members of the Board of Directors (the "Board") of Columbia Electric Pedrick General II Corporation, a Delaware corporation (the "Corporation"), waive the notice, calling, and holding of a meeting of the Board, and in lieu of such a meeting, in accordance with
Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), do hereby consent to, adopt, authorize, and approve the following resolutions and the actions specified therein, and direct that this Written Consent be filed with the minutes of proceedings of the Board:

                                  INCORPORATION

                                RESOLVED, that the Organization Action in
                 Writing of the Incorporator of the Corporation, dated November 30, 1999, and the bylaws of the Corporation adopted by the Incorporator as a part of such action, be and hereby are, ratified, approved, accepted, and adopted.

                                  ORGANIZATION

                                RESOLVED, that the Board of Directors of the
                 Corporation (the "Board") shall consist of three (3) members.

                                RESOLVED, that Michael J. Gluckman is hereby
                 designated as Chairman of the Board of Directors.

                                RESOLVED, that each of the following persons is
                 hereby elected to serve as an officer of the Corporation until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification, or removal:

                      President and Chief Executive Officer      M. J. Gluckman
                      Senior Vice President                      R. M. Zulandi
                      Vice President                             N. K. Cody
                      Vice President                             R. L. Dennis*
                      Treasurer and Chief Financial Officer      D. P. Detar
                      Secretary                                  F. R. Gumbinner

                     *Duties limited to signing, executing and delivering on
                      behalf of the Corporation, applications, pleadings, corporate undertakings, reports and other documents necessary or appropriate to proceedings before state and federal regulatory authorities.

                                                                     Exhibit 9-B
                                                                   Page 12 of 15


                                  BANK ACCOUNT

                                    RESOLVED, that the Treasurer be, and he
                  hereby is, authorized and directed to open one or more general account(s) in the name of the Corporation (each such account being hereinafter referred to as a "General Account") with PNC Bank, Pittsburgh, and/or any of its affiliated depository institutions in any and all markets that they may serve ("PNC All Markets"), as such institutions may be selected by the Treasurer from time to time and, if the Treasurer deems necessary or appropriate, to open or close any other bank accounts that the Corporation has or may have with any other depository institutions as the Treasurer may deem appropriate, and that checks, drafts, and orders for payment of money (including orders for repetitive or non-repetitive electronic funds transfers) drawn against any General Account shall be signed as provided in these Resolutions; and further

                                    RESOLVED, that the Treasurer be, and he
                  hereby is, authorized and directed to cause PNC All Markets to honor checks, drafts, or other orders on any General Account for the payment of money drawn in the Corporation's name, and cause PNC All Markets to honor and to charge this Corporation for such checks, drafts, or other orders for payment (a) signed by one (1) officer of the Corporation where any one such check, draft, or order for payment of money is for an amount less than twenty-five thousand dollars ($25,000.00) and
                  (b) signed by two (2) officers of the Corporation where any one such check, draft or order for payment of money is for an amount equal to or greater than twenty-five thousand dollars ($25,000.00), if such signatures resemble the specimens duly certified to and filed with PNC All Markets by the Secretary or Assistant Secretary of the Corporation; and further

                                    RESOLVED, that the Treasurer of the
                  Corporation be, and he hereby is, authorized to enter into an electronic funds transfer agreement with PNC All Markets in order to provide for telegraphic, telephonic, or electronic instructions pursuant to previously written orders signed in accordance with these Resolutions; and further

                                    RESOLVED, that any such electronic funds
                  transfer arrangement may provide that PNC All Markets be authorized to make such electronic funds transfers without inquiry as to the circumstance of issue or the disposition of the proceeds, provided, that such funds transfer instructions are given and accepted by PNC All Markets in conformity with written authorization signed by two (2) officers of the Corporation whose signatures have been duly certified to PNC All Markets by the Secretary or Assistant Secretary; and further

                                                                     Exhibit 9-B
                                                                   Page 13 of 15


                                    RESOLVED, that the Treasurer be, and he
                 hereby is, authorized to designate to PNC All Markets, in writing, individuals employed in the Columbia Energy Group Service Corporation's Cash Management Department, who need not be officers or employees of the Corporation, to give, in the name of the Corporation, telephonic, telegraphic, or electronic transfer instructions for payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred to any bank, pursuant to previously issued written orders, signed by officers of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                      STOCK

                                RESOLVED, that the form of certificate for the
                 Corporation's common stock, par value one dollar ($1.00) per share (the "Common Stock"), that is attached to this Written Consent, be, and the same hereby is, adopted as the certificate to represent shares of the Common Stock of the Corporation.

                                RESOLVED, that the Corporation shall issue and
                 sell one (1) share of Common Stock to Columbia Electric Pedrick General Corporation ("CEPGC"), upon CEPGC's contribution to the Corporation of a 1% interest in Pedricktown Cogeneration Limited Partnership at such time as CEPGC may deem to be appropriate, in CEPGC's sole discretion, and upon the issuance of such Common Stock to CEPGC, and CEPGC's payment therefor as aforesaid, such shares of Common Stock shall be duly and legally issued to CEPGC and shall be fully paid and nonassessable.

                                RESOLVED, that upon the issuance of such shares
                 of Common Stock, the officers of the Corporation be, and they hereby are, authorized and directed to issue and cause to be delivered to CEPGC a properly executed certificate for such shares and, if requested, a receipt for payment for such shares.

                                RESOLVED, that the officers of this Corporation
                 shall have no authority to sell or issue, or offer to sell or issue, any shares of stock of the Corporation to any person or entity other than CEPGC.

                                      SEAL

                                RESOLVED, that the seal imprinted on the margin
                 hereof be, and the same hereby is, adopted as the Corporation's corporate seal.

                                                                     Exhibit 9-B
                                                                   Page 14 of 15


                                   FISCAL YEAR

                                RESOLVED, that the fiscal year of the
                 Corporation shall be coextensive with the fiscal year of CEPGC.

                            ADMISSION TO PARTNERSHIP

                                RESOLVED, that the officers of the Corporation
                 be, and each of them hereby is, authorized and directed to cause the Corporation to become admitted as, and assume all of the duties and responsibilities of, a general partner of Pedricktown Cogeneration Limited Partnership, and in furtherance thereof, to execute and deliver such documents, including a Consent and Agreement in form and substance as prepared by counsel to such partnership, and cause the Corporation to perform its obligations thereunder, and otherwise take such actions, at such time or times, and in such steps, as such officer(s) may determine to be necessary or appropriate, the taking of any such action by any such officer(s) to be conclusive evidence of such determination.

                 This Written Consent may be executed in one or more counterparts, each of which shall constitute an original document, but all of which taken together shall constitute but one instrument. Each counterpart shall be effective with respect to each member of the Board signing it, even if another member of the Board whose signature is contemplated hereunder does not sign the same counterpart.



               [THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY;
                    THE SIGNATURE PAGE(S) IMMEDIATELY FOLLOW]

                                                                     Exhibit 9-B
                                                                   Page 15 of 15




                 IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed and delivered to the Corporation this Written Consent as of November 30, 1999.

                                             NAME


                                             ___________________________________
                                             Michael J. Gluckman


                                             ___________________________________
                                             Robert M. Zulandi


                                             ___________________________________
                                             Fredric R. Gumbinner




Receipt of the foregoing
Written Consent is hereby
acknowledged as of the 30th
day of November, 1999.



COLUMBIA ELECTRIC PEDRICK
GENERAL II CORPORATION



By:______________________________
Name: Fredric R. Gumbinner
Title:   Secretary

                                                                    Exhibit 10-B
                                                                    Page 1 of 14

                  COLUMBIA ELECTRIC LIBERTY MEMBER CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting,

                                                                    Exhibit 10-B
                                                                    Page 2 of 14


either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any

                                                                    Exhibit 10-B
                                                                    Page 3 of 14


action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of Directors, which shall constitute the whole Board, shall be not less than two or more than fifteen. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                                                                    Exhibit 10-B
                                                                    Page 4 of 14


         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any

                                                                    Exhibit 10-B
                                                                    Page 5 of 14


committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose vice-presidents, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

                                                                    Exhibit 10-B
                                                                    Page 6 of 14


         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS

         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the president or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such

                                                                    Exhibit 10-B
                                                                    Page 7 of 14


determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER

         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                                                    Exhibit 10-B
                                                                    Page 8 of 14


                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                                                    Exhibit 10-B
                                                                    Page 9 of 14


                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

         Section 4. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) in excess of twenty-five thousand dollars ($25,000.00) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who

                                                                    Exhibit 10-B
                                                                   Page 10 of 14


may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.


                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to

                                                                    Exhibit 10-B
                                                                   Page 11 of 14


the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

                                                                    Exhibit 10-B
                                                                   Page 12 of 14

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively

                                                                    Exhibit 10-B
                                                                   Page 13 of 14


bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the

                                                                    Exhibit 10-B
                                                                   Page 14 of 14


Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                    Exhibit 11-B
                                                                     Page 1 of 9



                 COLUMBIA ELECTRIC GREGORY GENERAL CORPORATION

                                      *****

                                     BY-LAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1998, shall be held on the first Monday of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The

                                                                    Exhibit 11-B
                                                                     Page 2 of 9


list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken

                                                                    Exhibit 11-B
                                                                     Page 3 of 9


without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than five. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board .

                                                                    Exhibit 11-B
                                                                     Page 4 of 9


         Section 7. Special meetings of the board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the board , a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a majority of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The board of directors may, by resolution passed by a majority of the whole board , designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the board

                                                                    Exhibit 11-B
                                                                     Page 5 of 9


of directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS
         Section 14. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors may also choose vice-presidents, a treasurer, and one or more assistant secretaries and assistant treasurers, and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                                                                    Exhibit 11-B
                                                                     Page 6 of 9


         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination,

                                                                    Exhibit 11-B
                                                                     Page 7 of 9


then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the board of directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. The treasurer or, as directed by the board of directors, one or more assistant treasurers shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors, the treasurer or an assistant treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of their offices and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation, by the president or the vice president, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before

                                                                    Exhibit 11-B
                                                                     Page 8 of 9


such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 11-B
                                                                     Page 9 of 9


                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT
         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS
         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR
         Section 5. The fiscal year of the corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS
         Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                    Exhibit 12-B
                                                                     Page 1 of 9


                 COLUMBIA ELECTRIC GREGORY REMINGTON CORPORATION

                                      *****

                                     BY-LAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1998, shall be held on the first Monday of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The

                                                                    Exhibit 12-B
                                                                     Page 2 of 9


list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken

                                                                    Exhibit 12-B
                                                                     Page 3 of 9


without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than five. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board .

                                                                    Exhibit 12-B
                                                                     Page 4 of 9


         Section 7. Special meetings of the board may be called by the president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the board , a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a majority of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The board of directors may, by resolution passed by a majority of the whole board , designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the board

                                                                    Exhibit 12-B
                                                                     Page 5 of 9


of directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS
         Section 14. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors may also choose vice-presidents, a treasurer, and one or more assistant secretaries and assistant treasurers, and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                                                                    Exhibit 12-B
                                                                     Page 6 of 9


         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president and a secretary.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination,

                                                                    Exhibit 12-B
                                                                     Page 7 of 9


then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the board of directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. The treasurer or, as directed by the board of directors, one or more assistant treasurers shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors, the treasurer or an assistant treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of their offices and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation, by the president or the vice president, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before

                                                                    Exhibit 12-B
                                                                     Page 8 of 9


such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 12-B
                                                                     Page 9 of 9


                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT
         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS
         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR
         Section 5. The fiscal year of the corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS
         Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                    Exhibit 13-B
                                                                    Page 1 of 14

                      COLUMBIA ELECTRIC KELSON CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting,

                                                                    Exhibit 13-B
                                                                    Page 2 of 14


either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any

                                                                    Exhibit 13-B
                                                                    Page 3 of 14


action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of Directors, which shall constitute the whole Board, shall be not less than two or more than fifteen. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                                                                    Exhibit 13-B
                                                                    Page 4 of 14


         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                                                    Exhibit 13-B
                                                                    Page 5 of 14


         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose vice-presidents, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                                                                    Exhibit 13-B
                                                                    Page 6 of 14


         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the president or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                                                    Exhibit 13-B
                                                                    Page 7 of 14


                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                                                                    Exhibit 13-B
                                                                    Page 8 of 14


         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 13-B
                                                                    Page 9 of 14


                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT
         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS
         Section 4. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) in excess of twenty-five thousand dollars ($25,000.00) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                                                    Exhibit 13-B
                                                                   Page 10 of 14


                                   FISCAL YEAR
         Section 5. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the

                                                                    Exhibit 13-B
                                                                   Page 11 of 14


following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article
VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request

                                                                    Exhibit 13-B
                                                                   Page 12 of 14


for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                                                                    Exhibit 13-B
                                                                   Page 13 of 14


         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing,

                                                                    Exhibit 13-B
                                                                   Page 14 of 14


the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                    Exhibit 14-B
                                                                    Page 1 of 14

                    COLUMBIA ELECTRIC HAVERSTRAW CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES
         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in

                                                                    Exhibit 14-B
                                                                    Page 2 of 14


the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken

                                                                    Exhibit 14-B
                                                                    Page 3 of 14


without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
         Section 1. The number of Directors, which shall constitute the whole Board, shall be not less than two or more than fifteen. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                                                                    Exhibit 14-B
                                                                    Page 4 of 14


         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                                                    Exhibit 14-B
                                                                    Page 5 of 14


         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS
         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS
         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose vice-presidents, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                                                                    Exhibit 14-B
                                                                    Page 6 of 14


         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS
         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the president or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES
         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                                                    Exhibit 14-B
                                                                    Page 7 of 14


                     THE TREASURER AND ASSISTANT TREASURERS
         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER
         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                                                                    Exhibit 14-B
                                                                    Page 8 of 14


         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE
         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS
         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 14-B
                                                                    Page 9 of 14


                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT
         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS
         Section 4. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) in excess of twenty-five thousand dollars ($25,000.00) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                                                    Exhibit 14-B
                                                                   Page 10 of 14


                                   FISCAL YEAR
         Section 5. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the

                                                                    Exhibit 14-B
                                                                   Page 11 of 14


following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article
VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request

                                                                    Exhibit 14-B
                                                                   Page 12 of 14


for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                                                                    Exhibit 14-B
                                                                   Page 13 of 14


         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing,

                                                                    Exhibit 14-B
                                                                   Page 14 of 14


the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                    Exhibit 15-B
                                                                    Page 1 of 14

                 COLUMBIA ELECTRIC LIBERTY MEMBER II CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in

                                                                    Exhibit 15-B
                                                                    Page 2 of 14

the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken

                                                                    Exhibit 15-B
                                                                    Page 3 of 14

without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of Directors, which shall constitute the whole Board, shall be not less than two or more than fifteen. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                                                                    Exhibit 15-B
                                                                    Page 4 of 14

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                                                    Exhibit 15-B
                                                                    Page 5 of 14

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose vice-presidents, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                                                                    Exhibit 15-B
                                                                    Page 6 of 14

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS

         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the president or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                                                    Exhibit 15-B
                                                                    Page 7 of 14

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER

         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                                                                    Exhibit 15-B
                                                                    Page 8 of 14

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 15-B
                                                                    Page 9 of 14

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

         Section 4. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) in excess of twenty-five thousand dollars ($25,000.00) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                                                   Exhibit 15-B
                                                                   Page 10 of 14

                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the

                                                                   Exhibit 15-B
                                                                   Page 11 of 14

following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article
VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.

         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request

                                                                   Exhibit 15-B
                                                                   Page 12 of 14

for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4) Remedies of Indemnitee.

         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                                                                   Exhibit 15-B
                                                                   Page 13 of 14

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):

         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing,

                                                                   Exhibit 15-B
                                                                   Page 14 of 14

the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                    Exhibit 16-B
                                                                    Page 1 of 14

                    COLUMBIA ELECTRIC LIBERTY II CORPORATION

                                      *****

                                     BYLAWS

                                      *****

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in

                                                                    Exhibit 16-B
                                                                    Page 2 of 14

the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken

                                                                    Exhibit 16-B
                                                                    Page 3 of 14

without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of Directors, which shall constitute the whole Board, shall be not less than two or more than fifteen. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall quality, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                                                                    Exhibit 16-B
                                                                    Page 4 of 14

         Section 7. Special meetings of the Board may be called by the president, the secretary, or any assistant secretary on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, declare a dividend, to authorize the issuance of stock, or fill vacancies on the Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                                                    Exhibit 16-B
                                                                    Page 5 of 14

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose vice-presidents, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                                                                    Exhibit 16-B
                                                                    Page 6 of 14

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                        THE PRESIDENT AND VICE PRESIDENTS

         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the president or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. An assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                                                    Exhibit 16-B
                                                                    Page 7 of 14

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The treasurer or, as directed by the Board of Directors, one or more assistant treasurers shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/assistant treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the treasurer or an assistant treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE CONTROLLER AND ASSISTANT CONTROLLER

         Section 15. The controller, or as directed by the Board of Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of the Corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made; and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or the vice president, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                                                                    Exhibit 16-B
                                                                    Page 8 of 14

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                                    Exhibit 16-B
                                                                    Page 9 of 14


                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

         Section 4. All checks, drafts, notes, bills of exchange, and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) in excess of twenty-five thousand dollars ($25,000.00) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary, or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Energy Group Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

                                                                   Exhibit 16-B
                                                                   Page 10 of 14

                                   FISCAL YEAR
         Section 5. The fiscal year of the Corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION
         (a) Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

         (b) Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or use other means in furtherance of the provisions of this Article VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         (c) Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         (d) Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the

                                                                   Exhibit 16-B
                                                                   Page 11 of 14

following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article
VIII:

         (1) Advance of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.

         (2) Procedure for Determination of Entitlement to Indemnification.
         (i) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation. The Secretary of the Corporation shall advise the Board of Directors in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section
(d)(3).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section (d)(2)(ii), a majority of the Board of Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

         (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law.

         (3) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request

                                                                   Exhibit 16-B
                                                                   Page 12 of 14

for indemnification together with the Supporting Documentation in accordance with Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         (4)      Remedies of Indemnitee.
         (i) In the event that a determination is made pursuant to Section
(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this
Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article VIII.

         (ii) If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section (d)(l), or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                                                                   Exhibit 16-B
                                                                   Page 13 of 14


         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section (d)(4) that the procedures and presumptions of this Article VIII are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

         (iv) In the event that pursuant to this Section (d)(4) the Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (5) Definitions. For purposes of this Section (d):
         (i) "Change in Control" means (A) so long as the Public Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing,

                                                                   Exhibit 16-B
                                                                   Page 14 of 14


the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

         (e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         (f) Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.

                                   ARTICLE IX

                                   AMENDMENTS
         Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

                                                                    Exhibit 17-B
                                                                     Page 1 of 6


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             COLUMBIA CAPACITY, LLC






                                 AUGUST 11, 1999

                                                                    Exhibit 17-B
                                                                     Page 2 of 6


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             COLUMBIA CAPACITY, LLC

      This Limited Liability Company Agreement (this "Agreement") of Columbia Capacity, LLC (the "Company") is entered into by Columbia Electric Corporation as initial member (the "Initial Member"), and each other individual or entity becoming a member of the Company in accordance with the provisions of this Agreement, in order to form and continue the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq. (the "Act").

      The parties hereto hereby agree as follows:

      1. Name; Certificate of Formation. The name of the Company is Columbia Capacity, LLC. Michael J. Gluckman is hereby authorized to, and shall, execute and cause to be filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") a certificate of formation of the Company (the "Certificate") in compliance with Section 18-201(a) of the Act.

      2. Purposes and Powers. The purposes of the Company shall be to carry on any lawful business or activity which limited liability companies are permitted to carry on under the Act including the development, construction and operation of an electric generating facility and to enter into any and all lawful transactions and engage in any and all lawful activities necessary or incidental to, or in furtherance of, the foregoing. The Company shall have the power to do any and all acts and things necessary, appropriate, advisable and/or convenient for the furtherance and accomplishment of the purposes of the Company.

      3. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19899.

      4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19899.

      5. Initial Member. The business, residence or mailing addresses of the Initial Member is as listed on Schedule A to this Agreement. The Initial Member shall be admitted to the Company upon the filing of the Certificate in the Office of the Secretary of State.

      6. Management. To the fullest extent permitted under the Act, management of the Company shall be vested solely in Columbia Electric Corporation, a Delaware corporation (the "Manager"), and the decision of the Manager as to all such matters shall be controlling.

                                                                    Exhibit 17-B
                                                                     Page 3 of 6


The Manager hereby accepts its appointment to manage the Company. No other member shall have any right or power to manage the affairs of the Company. The members shall only have such rights as are expressly provided to them under this Agreement or the Act. The Manager is hereby granted all rights, powers, authority and authorization necessary, appropriate, advisable and/or convenient to manage the Company and determine and carry out its affairs.

                  6.1(A) Resignation/Appointment of Replacement Manager - The Manager may resign effective upon the earlier of (i) fourteen (14) days after delivery of written notice to all Members, and (ii) written acceptance of such resignation signed by Members representing a majority of the Ownership Interests outstanding at such time. The death, dissolution or liquidation of the Manager shall constitute an effective and immediate resignation of such Manager. Following any resignation of the Manager, a replacement Manager may be appointed by written notice signed by the Members representing not less than a majority of the Ownership Interests outstanding at the time of such appointment, provided that all Members are given written notice of such appointment within thirty (30) days. The Manager may only be removed by written notice signed by the Members representing not less than two-thirds (2/3rds) of the Ownership Interests outstanding at the time of such removal.

                  6.1(B) Manager's Representative Committee - All of the Member Manager's powers and authority under this Agreement may be exercised by or under authority of, and the business and affairs of the company managed under the direction of, a Manager's Representative Committee (the "MRC") consisting of three Representatives. The Manager shall appoint each Representative and may terminate any appointment at any time upon written notice. Notice of any appointment or termination of an appointment shall be promptly delivered to all Members at the time of such appointment or termination, as the case may be. Any appointment hereunder shall also terminate promptly should the Manager that made the appointment cease, for whatever reason, to be the Manager. The Manager's Representative Committee shall resolve all matters brought before them by simple majority vote, a quorum for such purposes consisting of two or more Representatives in attendance at a meeting (whether attending by telephone, video or in person) or the execution of a written consent in lieu of a meeting.

                  6.1(C) Delegation of Authority. - The Manager's Representative Committee may, from time to time, by majority vote delegate all or a portion of its authority to manage the affairs of the LLC to one or more individuals ("Officers"). Such delegation shall specify the nature of the authority so delegated (by designation of a title or use of a description), the name of the individual to whom so delegated, and the duration, if not indefinite, of such delegation. Notice of any delegation shall be promptly delivered to all Members at the time of such delegation. Notwithstanding the foregoing rights of delegation, the Manager's Representative Committee shall remain at all times ultimately responsible for the proper exercise of any delegated authority, and any delegation must (i) specify

                                                                    Exhibit 17-B
                                                                     Page 4 of 6



         and reserve to such Committee the right to terminate at any time such delegation of authority, and (ii) provide expressly that upon proper resignation or removal of the Manager, any authority delegated by the Manager's Representative Committee shall promptly cease.

      7. Term. The term of the Company shall commence upon the filing of the Certificate in the Office of the Secretary of State and the Company shall have perpetual existence unless dissolved in accordance with subsection (3), (4) or
(5) of Section 18-801 (a) of the Act

      8. Capital Contributions; Percentage Interests. (a) The sole Member of the Company has contributed cash or other property to the Company as follows:
$100.00.

         (b) No member of the Company is required to make any capital contribution to the Company in addition to the capital contribution, if any, set forth in clause (a) of this Section 8.

         (c) The percentage interests of the members in the Company (the "Ownership Interests") for purposes of all allocations of profit and loss, and distributions of cash and other property of the Company shall be in accordance with the agreed value (as stated in the records of the Company) of the respective capital contributions of all Members, expressed as a percentage, to the extent that such contributions have been received by the Company and have not been returned.

         (d) Upon the admission of any other individual or entity as a member of the Company in accordance with the terms of this Agreement, Section 8(b) hereof shall be amended to reflect the extent, if any, that such member shall have any right to receive allocations of profit or loss or distributions of cash or other property or to participate in the management of the Company.

      9. Distributions. At the time determined by the Manager, but at least once during each fiscal year, the Manager shall cause the Company to distribute to the members, to the extent permitted by the Act, any cash held by the Company which is not reasonably necessary for the operation of the Company.

      10. Assignments. A member of the Company may assign all or any part of his limited liability company interest in the Company only with the prior written consent of the Manager (which consent may be given or withheld in the sole discretion of the Manager. An assignee of a member's limited liability company interest in the Company may become a substitute member of the Company only with the prior written consent of the Manager (which consent may be given or withheld in the sole discretion of the Manager.

      11.  Additional Members.

         (a) From time to time, the Company may issue additional limited liability company interests, and additional members of the Company shall be admitted with respect to such additional limited liability company interests upon (i) the prior written consent of the Manager

                                                                    Exhibit 17-B
                                                                     Page 5 of 6


(which consent may be given or withheld in the sole discretion of the Manager, and (ii) the admission of such additional member(s) being reflected in the records of the Company.

         (b) Any individual or entity admitted as an additional member of the Company pursuant to this Section 11 shall, upon being so admitted, become bound by all of the terms of this Agreement to the same extent as if such individual or entity were an original party to this Agreement.

      12. Resignation. A member may resign from the Company only with the prior written consent of the Manager (which consent may be given or withheld in the sole discretion of the Manager.

      13. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

      14. Compensation. Except as may be provided in a written agreement between the Company and a member, no member shall receive any compensation for services rendered to the Company.

      15. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original instrument and all counterparts, taken together, shall constitute one agreement.

      This Agreement may be amended, from time to time, by writing signed by the Members representing not less than two-thirds (2/3rds) of the Ownership Interests outstanding of the time of such amendment; provided that all Members are given written notice of such amendment within thirty (30) days.


      IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the 11th day of August, 1999.


                                  INITIAL MEMBER AND MANAGER

                                  COLUMBIA ELECTRIC CORPORATION




                                  By:
                                           -------------------------------------
                                           Michael J. Gluckman
                                           President and Chief Executive Officer

                                                                    Exhibit 17-B
                                                                     Page 6 of 6



                                   Schedule A

Columbia Electric Corporation
c/o   Michael J. Gluckman, President and Chief Executive Officer
13880 Dulles Corner Lane
Herndon, VA 20171-4600